United States
Securities and Exchange Commission
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

PEOPLES FINANCIAL SERVICES CORP.

(Name of Registrant as Specified in its Charter)

NOT APPLICABLE

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee paid previously with preliminary materials

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Peoples Financial Services Corp.
150 North Washington Avenue
Scranton, Pennsylvania 18503

April 5, 2024

To Our Shareholders:

You are cordially invited to participate in the 2024 Annual Meeting of Shareholders of Peoples Financial Services Corp. to be held on Saturday, May 11, 2024 at 9:00 a.m. Eastern Daylight Time. As we did last year, we will be holding a virtual meeting where you will be able to listen to the meeting live, vote on the matters submitted to shareholders and pose questions and make comments. The virtual meeting can be accessed by visiting www.virtualshareholdermeeting.com/PFIS2024.

At the annual meeting, shareholders will be asked to consider and vote upon: the election of two directors to the Company’s board of directors, each to serve until the 2027 annual meeting of shareholders and until his successor has been selected and qualified; a proposal to approve, on an advisory basis, the compensation of our named executive officers; the ratification of Baker Tilly US, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024 and any other business as may properly be brought before the meeting.

On behalf of the board of directors, we urge you to submit your proxy by mail, telephone or internet as soon as possible, even if you currently plan to attend the virtual meeting. This will not prevent you from voting at the annual meeting, but will assure that your vote is counted if you do not attend.

Your cooperation is appreciated, as shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast must be represented at the annual meeting, either by proxy or by participation in the virtual meeting, to constitute a quorum for the conduct of business.

Very truly yours,

William E. Aubrey II	Craig W. Best	Thomas P. Tulaney
Chairman of the Board	Chief Executive Officer	President and COO

Peoples Financial Services Corp.
150 North Washington Avenue
Scranton, Pennsylvania 18503

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD May 11, 2024

Notice is hereby given that the 2024 Annual Meeting of Shareholders of Peoples Financial Services Corp., referred to as “we” or the “Company,” will be held via live audio webcast at www.virtualshareholdermeeting.com/PFIS2024, on Saturday, May 11, 2024, at 9:00 a.m. Eastern Daylight Time, for the purpose of considering and voting upon the following matters:

●	Election of two directors to our board of directors, each to serve until the 2027 annual meeting of shareholders and until his successor has been elected and qualified;
●	A proposal to approve, on an advisory basis, the compensation of our named executive officers;
●	Ratification of Baker Tilly US, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024; and
●	Such other business as may properly come before the meeting.

Shareholders of record at the close of business on February 29, 2024 are entitled to notice of and to vote at the annual meeting. Whether or not you contemplate participating in the virtual annual meeting, the board of directors of the Company recommends that you execute and return the enclosed proxy by mail or submit your proxy by telephone or the internet. You may revoke your proxy at any time prior to the exercise of the proxy by delivering to the Company a later dated proxy, by delivering a later dated written notice of revocation to the Company, or by voting your shares at the virtual annual meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on May 11, 2024:

Our proxy statement, annual report to shareholders and form of proxy card are available at www.proxyvote.com.

BY ORDER OF THE BOARD OF DIRECTORS

TIMOTHY H. KIRTLEY
Secretary

April 5, 2024

Peoples Financial Services Corp.
150 North Washington Avenue
Scranton, Pennsylvania 18503

PROXY STATEMENT FOR ANNUAL MEETING
OF SHAREHOLDERS TO BE HELD ON May 11, 2024

This proxy statement is being furnished to shareholders of Peoples Financial Services Corp., referred to as “we,” or “Peoples,” or the “Company,” in connection with the solicitation by the board of directors of the Company of proxies to be voted at the annual meeting of shareholders to be held via live audio webcast at www.virtualshareholdermeeting.com/PFIS2024 at 9:00 a.m. Eastern Daylight Time on Saturday, May 11, 2024, or such later date to which the annual meeting may be adjourned or postponed.

At the annual meeting, you will be asked to consider and vote upon the following matters:

●	Election of two directors to the Company’s board of directors each to serve until the 2027 annual meeting of shareholders and until his successor has been elected and qualified;
●	A proposal to approve, on an advisory basis, the compensation of our named executive officers;
●	Ratification of Baker Tilly US, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024; and
●	Such other business as may properly come before the meeting.

Information regarding the election of directors and the other proposals is included in this proxy statement. Shareholders should carefully read this proxy statement.

The first date on which this proxy statement and the enclosed form of proxy are being sent to the shareholders of the Company is on or about April 5, 2024.

A Warning About Forward-Looking Statements

This document contains forward-looking statements, in addition to historical information. Forward looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” and variations of such words and similar expressions, or future or conditional verbs such as “would,” “should,” “could,” “may,” or similar expressions. These statements are based on assumptions and may describe future plans, strategies and expectations of the Company, including statements with respect to the proposed merger between the Company and FNCB Bancorp, Inc. (“FNCB”) under the Agreement and Plan of Merger dated September 27, 2023, pursuant to which, among other things, FNCB will merge with and into the Company, with the Company being the surviving entity in the merger (the “FNCB merger”), that are subject to significant risks and uncertainties, and are subject to change based on various factors (some of which are beyond our control). Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, provide a safe harbor in regard to the inclusion of forward-looking statements in this document and any documents incorporated by reference.

You should note that many factors, some of which are discussed elsewhere in this document and in documents that are incorporated by reference, could affect the future financial results of Peoples and its subsidiaries and could cause those results to differ materially from those expressed in the forward-looking statements contained or incorporated by reference in this document. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Important factors include, but are not limited, to the following:

●	macroeconomic trends, including interest rates and inflation;

●	the effects of any recession in the United States;

●	the impact on financial markets from geopolitical conflicts such as the military conflict between Russia and Ukraine and the conflict in Israel;

●	risks associated with business combinations, including, but not limited to the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the FNCB merger agreement;

●	the possibility that the parties may be unable to achieve expected synergies and operating efficiencies in the proposed FNCB merger within the expected timeframes or at all and to successfully integrate operations of FNCB and those of Peoples, which may be more difficult, time consuming or costly than expected;

●	the proposed FNCB merger may divert management’s attention from ongoing business operations and opportunities;

●	effects of the announcement, pendency or completion of the proposed FNCB merger on our ability to retain customers and retain and hire key personnel and maintain relationships with our vendors, and on our operating results and business generally;

●	changes in interest rates; economic conditions, particularly in our market area;

●	legislative and regulatory changes and the ability to comply with the significant laws and regulations governing the banking and financial services business; monetary and fiscal policies of the U.S. government, including policies of the U.S. Department of Treasury and the Federal Reserve System;

●	adverse developments in the financial industry generally, responsive measures to mitigate and manage such developments, related supervisory and regulatory actions and costs, and related impacts on customer and client behavior;

●	credit risk associated with lending activities and changes in the quality and composition of our loan and investment portfolios; demand for loan and other products;

●	deposit flows; competition; changes in the values of real estate and other collateral securing the loan portfolio, particularly in our market area;

●	changes in relevant accounting principles and guidelines;

●	inability of third party service providers to perform;

●	our ability to prevent, detect and respond to cyberattacks; and

●	other factors that may be described in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission from time to time.

In addition to these risks, acquisitions and business combinations present risks other than those presented by the nature of the business acquired. Acquisitions and business combinations and, specifically, the FNCB merger may be substantially more expensive to complete than originally anticipated, and the anticipated benefits may be significantly harder - or take longer - to achieve than expected, if they are achieved at all. As a regulated financial institution, our pursuit of attractive acquisition and business combination opportunities could be negatively impacted by regulatory delays or other regulatory issues. Regulatory and/or legal issues related to the pre-acquisition operations of an acquired or combined business may cause reputational harm to Peoples following the acquisition or combination, and integration of the acquired or combined business with ours may result in additional future costs arising as a result of those issues. Additional factors that could cause actual results to differ materially include the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the merger agreement between Peoples and FNCB; the outcome of any legal proceedings that may be instituted against Peoples or FNCB; the possibility that the proposed strategic combination will not close when expected or at all because required regulatory approvals are not received or other conditions to the closing are not satisfied on a timely basis or at all, or are obtained subject to conditions that are not anticipated (and the risk that required regulatory approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the proposed transaction).

We caution that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, all of which change over time, and we assume no duty to update forward-looking statements, except as may be required by applicable law or regulation, and except as required by applicable law or regulation, we do not undertake, and specifically disclaim any obligation, to publicly release any revisions to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. We caution readers not to place undue reliance on any forward-looking statements. These statements speak only as of the date made, and we advise readers that various factors, including those described above, could affect our financial performance and could cause actual results or circumstances for future periods to differ materially from those anticipated or projected.

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Information About Voting

How are proxies being solicited?

This proxy solicitation is being made by and at the direction of the board of directors of the Company, and we will pay all expenses relating to the solicitation. Proxies may be solicited by mail, personally, by telephone or by other electronic means by officers, directors and employees of the Company and its subsidiary, Peoples Security Bank and Trust Company, or the “Bank,” who will not be compensated for such solicitation activities. In addition, we have engaged Regan & Associates, Inc. (New York, NY) to assist us with the solicitation. We will pay Regan & Associates a fee of $12,500 and reimburse them for their reasonable out-of-pocket expenses. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries for forwarding solicitation materials to the beneficial owners of shares held of record by such persons, and we will reimburse those persons for their reasonable expenses.

What is on the agenda for the annual meeting?

The agenda for the annual meeting includes: the election of two directors to the Company’s board of directors, each to serve until the 2027 annual meeting of shareholders and until his successor has been elected and qualified; a proposal to approve, on an advisory basis, the compensation of our named executive officers; the ratification of Baker Tilly US, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024; and such other business as may properly come before the annual meeting. We are not aware of any such other business that may properly come before the annual meeting at the present time.

How do I participate in the annual meeting?

This year, we will be holding a virtual meeting where you will be able to listen to the meeting live, vote on the matters submitted to shareholders and pose questions and make comments. The virtual meeting will be accessed by visiting www.virtualshareholdermeeting.com/PFIS2024.

You are entitled to participate in the annual meeting if you were a shareholder as of the close of business on February 29, 2024, the record date, or hold a valid proxy for the meeting. To be admitted to the virtual annual meeting at www.virtualshareholdermeeting.com/PFIS2024, you must enter the control number found on your proxy card.

We encourage you to access the annual meeting before it begins. Online check-in will start shortly before the meeting on May 11, 2024. If you have difficulty accessing the meeting, please call 800-586-1548 (US) or 303-562-9288 (International).

Who can vote?

You can vote at the annual meeting if you were a holder of our common stock at the close of business on the record date. The record date for the annual meeting is February 29, 2024. Each share of common stock you own as of the record date entitles you to one vote for each director to be elected in the election of directors and one vote on any other business as may properly come before the annual meeting. As of the record date, there were 7,058,749 shares of common stock outstanding and entitled to vote.

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How do I vote if shares are held directly in my name?

If you hold your shares in certificate or direct registration system form, and not through a bank, brokerage firm or other nominee, you may vote your shares in one of the following ways:

●	VOTE BY INTERNET - Before The Meeting – Go to www.proxyvote.com. Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

●	VOTE BY INTERNET – During The Meeting – Go to www.virtualshareholdermeeting.com/PFIS2024. You may attend the virtual annual meeting and vote your shares during the meeting. To attend the annual meeting, you will need the control number included on your proxy card.

●	VOTE BY PHONE - 1-800-690-6903. Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

●	VOTE BY MAIL. Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

How do I vote if shares are held in street name or through a bank, brokerage firm or other nominee?

If you hold your shares in street name or through a bank, brokerage firm or other nominee, you will need to vote your shares by providing voting instructions to your bank, brokerage firm or other nominee, in accordance with the voting instruction form provided to you by your bank, brokerage firm or other nominee, or by obtaining a legal proxy from your bank, brokerage firm or other nominee authorizing you to vote those shares at the annual meeting. You can only cast your vote at the annual meeting with a legal proxy from your bank, brokerage firm or other nominee.

How will my proxy be voted?

If you hold your shares directly in your name, unless you indicate differently on your proxy, we plan to vote signed and returned proxies FOR the election of the board’s director nominees named in this proxy statement, FOR the proposal to approve, on an advisory basis, the compensation of our named executive officers, and FOR the ratification of Baker Tilly US, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

If you hold your shares of the Company’s common stock in “street name” (that is, through a bank, broker or other nominee), under applicable rules, brokers have the discretion to vote on routine matters, such as the ratification of the selection of accounting firms, but do not have discretion to vote on non-routine matters. Rules applicable to brokers consider uncontested elections of directors, matters related to executive compensation, and matters related to corporate governance to be non-routine. If you hold your shares in street name, but do not give your broker or other nominee instructions on how to vote your shares, votes may not be cast on your behalf. If your broker or other nominee submits a proxy but does not vote your shares on a particular proposal because it has not received voting instructions from you, your shares will be considered to be “broker non-votes” with regard to that matter.

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At or after the annual meeting, a judge of elections will tabulate ballots cast by shareholders present and voting at the virtual annual meeting and votes cast by proxy.

What is a broker non-vote?

A broker non-vote occurs when a bank, brokerage firm or other nominee holding shares on behalf of a shareholder does not receive voting instructions from the shareholder by a specified date before the annual meeting and the bank, brokerage firm or other nominee is not permitted to vote, or otherwise does not vote, those undirected shares on specified matters. Thus, if you do not give your broker specific instructions, your shares may not be voted on those matters (so-called “broker non-votes”) and will not be counted in determining the number of shares necessary for approval. Broker non-votes are not considered to be votes cast and, therefore, generally have no effect on the outcome of elections of directors or other business which are determined based on votes cast. Shares represented by “broker non-votes” will be counted, however, in determining the number of shares of common stock represented by participation in the virtual annual meeting or by proxy and entitled to vote.

Can I revoke my proxy or change my vote after submitting my proxy?

Yes. Any shareholder giving a proxy has the right to virtually attend the annual meeting and vote during the annual meeting. A proxy may be revoked prior to the annual meeting if a later-dated proxy or a written revocation is sent to the Company at Peoples Financial Services Corp., 150 North Washington Avenue, Scranton, Pennsylvania 18503, Attn.: Secretary, and received prior to the annual meeting. In addition, a shareholder may revoke a proxy by timely executing and delivering, by Internet, telephone, or mail, another proxy dated as of a later date.

What constitutes a quorum at the annual meeting and how are votes counted?

We need a quorum of shareholders to hold a valid annual meeting. A quorum will be present if shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast are represented by proxy or by participation in the virtual annual meeting. Abstentions and broker non-votes are counted as present for the purpose of establishing a quorum.

How many votes are required for the election of directors?

Our articles of incorporation provide for majority voting in uncontested elections of directors. Under our majority voting standard, each vote cast will be counted either “for” or “against” the nominee’s election as a director. To be elected in an uncontested election, a quorum must be present at the meeting and the number of votes cast by shareholders “for” a nominee’s election must exceed the number of votes cast “against” the nominee’s election. In a contested election, defined as on in which the number of director nominees exceeds the number of directors to be elected, the directors elected at such meeting shall be elected by a plurality of the votes cast in such election of directors, provided that a quorum is present. A “plurality” means that the candidates for election as directors receiving the highest number of votes, up to the number of directors to be elected, shall be elected. Because the election of directors is based on votes cast, abstentions and broker non-votes have no effect on the outcome of the vote. Shareholders are not entitled to cumulative voting in the election of directors.

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What happens if a director nominee fails to receive a majority of the votes cast for his or her election?

Pursuant to our corporate governance policy, any incumbent director who is nominated for re-election but does not receive a majority of the votes cast for his or her re-election, is required to tender his or her resignation to the nominating and corporate governance committee and the board for their consideration. The nominating and corporate governance committee will consider such tendered resignation and, within thirty days after certification of the election results of the shareholders’ meeting at which a director failed to receive the required votes for re-election, will make a recommendation to the board as to the appropriate action, primarily whether to accept or reject such resignation. In determining its recommendation to the board, the nominating and corporate governance committee will consider all factors deemed relevant by the members of the committee including, without limitation, any reason or reasons known to the committee why shareholders voted against the director’s re-election, the qualifications of the director, whether acceptance of the resignation would adversely affect the Company’s ability to comply with applicable stock exchange listing standards, and whether the director’s resignation from the board of directors would generally be in the best interests of the Company and its shareholders. The board will act on the nominating and corporate governance committee’s recommendation and publicly disclose its decision and the rationale behind such decision within ninety days after certification of the results of the election in which the director failed to receive the number of votes required. If any director nominee is not an incumbent director and fails to receive a majority of the votes cast for his or her election, he or she will not be elected.

How many votes are required to approve, on an advisory basis, the compensation of our named executive officers?

As long as a quorum is present, the affirmative vote of the holders, present by participation in the virtual meeting or by proxy, of shares entitled to cast at least a majority of the votes which all shareholders are entitled to cast, is required to approve, on an advisory basis, the compensation of our named executive officers. Abstentions and broker non-votes will have the same effect as votes against this proposal. Because this proposal is advisory in nature only, a vote for or against approval will not be binding on Peoples.

How many votes are required for the ratification of the appointment of Baker Tilly US, LLP?

As long as a quorum is present, the affirmative vote of the holders, present by participation in the virtual meeting or by proxy, of shares entitled to cast at least a majority of the votes which all shareholders are entitled to cast, is required to ratify the appointment of Baker Tilly US, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024. Abstentions and broker non-votes will have the same effect as votes against this proposal.

How many votes are required for any other proposals that may properly come before the annual meeting?

Any other proposals that may properly come before the annual meeting will be approved if the holders, present by proxy or by participation in the virtual meeting, of shares entitled to cast at least a majority of the votes which all shareholders are entitled to cast are voted in favor of the action, unless the question is one upon which a different vote is required by express provision of law or by our articles of incorporation or our bylaws. Abstentions and broker non-votes will have the same effect as votes against any proposal that requires approval by a majority of the votes which all shareholders are entitled to cast. Abstentions and broker non-votes are not considered votes cast, however, and, as such, have no effect on the outcome of any proposals which would be approved based on votes cast. We are not aware of any such other proposals that may properly come before the annual meeting at the present time.

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Proposal 1 – Election of Directors

Our bylaws provide that the number of directors constituting the entire board will be not less than five nor more than twenty-five, with the exact number to be fixed from time to time by our board of directors. The number of directors constituting the entire board is currently fixed at eight.

Our bylaws also provide that our board of directors will be classified into three classes, each class to be as nearly equal in number, in respect to the time for which they severally hold office. At each annual meeting of shareholders, one class of directors is to be elected and each class of directors so elected will serve for a term of approximately three years. Two nominees will be elected to the 2027 class of directors.

It is intended that the proxies solicited by the board of directors will be voted FOR the two director nominees named below (unless the shareholder otherwise directs). If, for any reason, any nominee becomes unavailable for election or service on the board, the proxy solicited by the board of directors will be voted for such substituted nominee as is selected by the board of directors. The board has no reason to believe that any of the named nominees are not available or will not serve if elected.

On September 27, 2023, the Company entered into an Agreement and Plan of Merger with FNCB pursuant to which, among other things, FNCB will merge with and into the Company, with the Company being the surviving entity in the merger. On March 22, 2024, our shareholders, as well as the shareholders of FNCB voted to approve the FNCB merger. Consummation of the merger, however, remains subject to the receipt of required regulatory approvals and the satisfaction of other customary closing conditions, and the FNCB merger will not be completed prior to the annual meeting. Upon completion of the FNCB merger, the number of directors comprising the entire board of directors of the Company will be increased to sixteen, and eight of the incumbent directors of FNCB will be appointed to the Company’s board of directors.

Nominees for Director - Term Expiring In 2027

The board has nominated incumbent directors Richard S. Lochen, Jr. and James B. Nicholas for election to the board of directors at the 2024 Annual Meeting of shareholders, each to serve until the 2027 annual meeting of shareholders and until his successor has been elected and qualified. The names of the director nominees and certain information about them are set forth below:

Richard S. Lochen, Jr., age 60, has been a director of Peoples Financial Services Corp. and Peoples Security Bank and Trust Company since 2003. He has been a Certified Public Accountant with the firm of Lochen & Chase PC since 1995. In January 2023, Lochen & Chase PC merged with McGrail Merkel and Quinn PC and into MMQ PC. In May 2006, Mr. Lochen was appointed as President of Peoples Financial Services Corp. and its banking subsidiary (then known as Peoples National Bank) and served as President and Chief Executive Officer from January 2007 until November 2009. The board has determined that Mr. Lochen is qualified to be on the board due to his knowledge of auditing publicly-traded financial institutions that he gained during his career as a CPA, which included assisting in preparation of annual and quarterly filings with the Securities and Exchange Commission. He also brings executive leadership experience and understanding of the operations of Peoples gained from his past service as an officer of Peoples Financial Services Corp. and its banking subsidiary.

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James B. Nicholas, age 72, was appointed as a director of Peoples Financial Services Corp. and Peoples Security Bank and Trust Company in connection with the consummation of our merger with Penseco in November 2013. Prior to that, he served as a director of Penseco Financial Services Corporation and Penn Security Bank and Trust Company since 1981. The Company has concluded that Mr. Nicholas is qualified to serve as a director of the Company as a result of his substantial small company management experience, particularly within the region in which the Bank conducts its business, and his familiarity with the operations of the former Penn Security Bank and Trust Company. Mr. Nicholas has served as the President of D.G. Nicholas Co., a wholesale auto parts company located in Scranton, Pennsylvania, since 1990. Through his oversight of D.G. Nicholas Co., Mr. Nicholas is able to obtain insight regarding the local business and consumer environment that is valuable to our board of directors in its oversight of the Company’s and Bank’s operations. His service as a director of Penseco and Penn Security has enabled him to develop a knowledge of their former operations, which is beneficial to the Company’s Board.

Continuing Directors

The names of our directors whose current terms will continue after the 2024 Annual Meeting of shareholders and certain information about them follow.

Term Expiring In 2025

William E. Aubrey II, age 61, has been a director of Peoples Financial Services Corp. and Peoples Security Bank and Trust Company since 2006 and Chairman of the Board since 2008. He was President and Chief Executive Officer of Gertrude Hawk Chocolates based in Dunmore, PA from 2003 to 2019. He was Chief Executive Officer and President of Alternative Investments at Gertrude Hawk Holdings from 2020 to 2023, and remains an advisor to Gertrude Hawk Holdings. The board has determined that Mr. Aubrey is qualified to be on the board due to his executive management experience gained by serving as a chief executive. He also brings knowledge gained by serving on the board of directors of United Gilsonite Laboratories in Scranton, PA, Schlotterbeck & Foss in Portland, ME and Rustic Crust in Pittsfield, NH. In addition, he has served on many community boards including past Chairman of Geisinger CMC Hospital, Keystone College, Holy Cross School System, Everhart Museum and the Waverly Community House. He holds an MBA and CPA.

Craig W. Best, age 63, was appointed as a director of Peoples Financial Services Corp. and Peoples Security Bank and Trust Company in connection with the consummation of our merger with Penseco in November 2013. Prior to that, he served as a director of Penseco Financial Services Corporation and Penn Security Bank and Trust Company since 2006. The Company has concluded that Mr. Best is qualified to serve as a director of the Company as a result of his leadership and prior experience in the banking industry. Mr. Best has served as Chief Executive Officer of the Company and the Bank since May 2020. Mr. Best served as President and Chief Executive Officer of Peoples Financial Services Corp. and Peoples Security Bank and Trust Company from the time of the 2013 Penseco merger until May 2020, and from 2006 until the merger served as President and Chief Executive Officer of Penseco Financial Services Corporation and Penn Security Bank and Trust Company Penseco merger. Prior to joining Penseco, Mr. Best served as Chief Operating Officer of First Commonwealth Bank, a $6.2 billion financial services institution headquartered in Indiana, Pennsylvania, from July 2000 to December 2005. During his employment with First Commonwealth Bank, Mr. Best was responsible for overseeing the day to day operations of all lines of business and administrative functions for First Commonwealth Bank. Before serving as Chief Operating Officer of First Commonwealth Bank, Mr. Best was President of NBOC, a $1.0 billion division of First Commonwealth Bank. This collective experience, along with his knowledge of all aspects of the Company’s and the Bank’s business through his position as President and Chief Executive Officer, uniquely qualify Mr. Best for service on the Company’s board of directors.

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Joseph T. Wright, Jr., age 68, has been a director of Peoples Financial Services Corp. and Peoples Security Bank and Trust Company since 2009. He has been an attorney at law with Wright & Reihner PC since 1980. The board has determined that Mr. Wright is qualified to be on the board due to his experience and knowledge gained as a practicing attorney for nearly forty years with involvement in numerous financially complex matters related to disputes involving shareholders, employment matters, contracts, valuation issues, real estate matters, and general business issues related to risk assessment.

Term Expiring In 2026

Sandra L. Bodnyk, age 72, was appointed as a director of Peoples Financial Services Corp. and Peoples Security Bank and Trust Company on February 28, 2020. Ms. Bodnyk was Executive Vice President, Senior Loan Administrator for Branch Banking and Trust Company, the banking subsidiary of BB&T Corporation, from April 2016 through December 2018, and was Senior Executive Vice President, Chief Risk Officer for National Penn Bank, the banking subsidiary of National Penn Bancshares, Inc., from January 2013 until its merger with BB&T in April 2016. Before Ms. Bodnyk’s appointment to that position, she was Group Executive Vice President & Chief Risk Officer for National Penn Bank, and before that she held various positions with KNBT Bancorp, Inc. and Keystone Nazareth Bank & Trust Company. Our board of directors determined that Ms. Bodnyk is qualified to serve as a director of the Company as a result of her extensive background in commercial banking, including her experience with commercial lending and enterprise risk management, and oversight of regulatory compliance and technology and information security.

Ronald G. Kukuchka, age 70, has been a director of Peoples Financial Services Corp. and Peoples Security Bank and Trust Company since 2007. He has been President of Ace Robbins, Inc. since 1982. The board has determined that Mr. Kukuchka is qualified to be on the board due to his leadership skills gained from owning a successful petroleum company in our market area for over 37 years. He also brings experience gained by serving as director for the Pennsylvania Marketers & Convenience Store Association, director of the Tunkhannock Fireman’s Relief Association, and from being trustee of the Roy Piper Charitable Trust.

Elisa Zúñiga Ramirez, age 55, has been a director of Peoples Financial Services Corp. and Peoples Security Bank and Trust Company since 2022. She has over 30 years’ experience in the capital markets. Since October 2020, until the present, she has been the President of Exito Consulting LLC. From May 2018 until her retirement in July 2020, Ms. Ramirez was Senior Portfolio Manager and Principal at Segall Bryant & Hamill, an employee-owned money manager with $25 billion in assets under management. Prior to this, from 2009, she was Senior Portfolio Manager and Partner at Denver Investments LLC, an employee-owned money manager with $7.3 billion in assets under management that was acquired by Segall Bryant and Hamill in May 2018. Ms. Ramirez had served in various other position with Denver Investments since 1989. Ms. Ramirez managed midcap growth equity assets in the first half of her career and spent the second half managing value equity assets with a focus on small-cap dividend-paying stocks. At the peak, the Small-Cap Value Dividend Fund that she co-managed had $2.3 billion in assets under management. Since November 2020, she has served as an independent director for the Denver Employees Retirement Plan; since January 2021 she has served as an advisory board member for Bow River Capital; and since February 2022, she has been a trustee of Trust for Professional Managers (US Bank Global Fund Services Series Trust). Our board of directors determined that Ms. Ramirez is qualified to serve as a director of the Company as a result of her deep understanding of investment theory and practice, ESG investing, and diversity, equity & inclusion.

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Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF ITS NOMINEES TO THE BOARD OF DIRECTORS OF THE COMPANY TO SERVE UNTIL THE 2027 ANNUAL MEETING OF SHAREHOLDERS AND UNTIL HIS SUCCESSOR HAS BEEN ELECTED AND QUALIFIED.

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Proposal 2 – To Approve, on an Advisory Basis,
the Compensation of our Named Executive Officers

As required pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (commonly referred to as the “Exchange Act”), we are providing our shareholders with the opportunity to vote, on an advisory basis, on the compensation of our named executive officers as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on the compensation of our named executive officers. We are currently soliciting this advisory vote on an annual basis.

Even though this say-on-pay vote is advisory and therefore will not be binding on us, the members of our compensation committee and board of directors value the opinions of our shareholders. Accordingly, to the extent there is a significant vote against the compensation of our named executive officers, we will consider our shareholders’ concerns and the compensation committee will evaluate what actions may be appropriate to address those concerns.

Our executive compensation program is designed to attract, reward, and retain key employees, including our named executive officers, who are critical to our success. Under this program, our named executive officers are rewarded for the achievement of specific short-term and long-term goals that enhance shareholder value. Shareholders are urged to read the “Compensation Discussion and Analysis” and “Executive Compensation” sections of this proxy statement for greater detail about our executive compensation programs, including information about the fiscal year 2023 compensation of our named executive officers.

We are asking our shareholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by voting in favor of the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS BY THE ADOPTION OF THE FOREGOING RESOLUTION.

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Proposal 3 – Ratification of the Appointment of Baker Tilly US, LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2024

The audit committee of our board of directors has appointed Baker Tilly US, LLP or “Baker Tilly,” to serve as our independent registered public accounting firm for the year ending December 31, 2024. Baker Tilly served as our independent registered public accounting firm for the Company for the fiscal years ended December 31, 2023 and 2022. Representatives of the firm are expected to participate in the virtual annual meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

The following table presents the aggregate fees billed or expected to be billed to us by our principal independent registered public accounting firm for the fiscal years ended December 31, 2023 and 2022.

Fee Category	2023	2022
Audit Fees(1)	$485,900	$409,900
Audit-Related Fees(2)	39,590	34,425
Tax Fees	–	–
All Other Fees	–	–
Total Fees	$525,490	$444,325

(1)	Audit fees were for professional services rendered and related out-of-pocket expenses for the audits of the consolidated financial statements of the Company, quarterly review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q, consents, and other assistance required to complete the year-end audit of the consolidated financial statements, assessment of the Company’s internal controls and in the review of the Company’s Annual Report on Form 10-K. For 2023, audit fees include non-recurring fees related to current expected credit loss (CECL) implementation and consents for Form S-4 and Form S-8 filings.

(2)	Audit related fees were for professional services rendered and related out-of-pocket expenses for the audits of the Company’s employee benefit plans.

The audit committee pre-approves all audit and non-audit services provided by the independent registered public accounting firm prior to each specific engagement. The audit committee does not delegate pre-approval authority to any one or more of its members and in no case is pre-approval waived under the de minimus exception set forth in applicable SEC rules and regulations. In 2023 and 2022, all audit services provided by Baker Tilly US, LLP were pre-approved by the audit committee.

Our audit committee’s charter includes a formal policy concerning the pre-approval of audit and non-audit services (including the fees and terms thereof) to be provided by our independent registered public accounting firm, subject to the de minimis exception for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act, which are approved by the audit committee prior to the completion of the audit. The policy requires that all services to be performed by Baker Tilly, including audit services, audit-related services and permitted non-audit services, be performed either pursuant to detailed pre-approval policies and procedures established by the committee as to the services to be performed, or upon presentation to and pre-approval by the committee (subject to the de minimis exception). All services rendered by Baker Tilly are permissible under applicable laws and regulations, and the audit committee pre-approved all audit services performed by Baker Tilly during 2023 and 2022.

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Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF BAKER TILLY US, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2024.

Board of Directors and Committees

Director Independence

Our common stock is listed on The Nasdaq Stock Market, LLC. Accordingly, our board evaluated the independence of each director and director nominee under the listing standards of The Nasdaq Stock Market, LLC. During this review, the board considered transactions and relationships between each director or any member of his or her immediate family and the Company and its subsidiaries and affiliates. The board also considered whether there were any transactions or relationships between any director or any member of his or her immediate family (or any entity of which a director or an immediate family member is an executive officer, general partner or significant equity holder) and members of our senior management or their affiliates.

As a result of this review, the board affirmatively determined that William E. Aubrey II, Sandra L. Bodnyk, Ronald G. Kukuchka, Richard S. Lochen, Jr., James B. Nicholas, Elisa Zúñiga Ramirez and Joseph T. Wright, Jr. are independent under the listing standards of The Nasdaq Stock Market, LLC. In addition, the board determined that each member of our nominating and governance, audit, and compensation committees is independent in accordance with the additional independence criteria applicable to such committee members under the listing standards of The Nasdaq Stock Market, LLC, including the additional independence standards applicable to members of the audit and compensation committees. Craig W. Best, our Chief Executive Officer, was determined to be not independent.

In determining the independence of our independent directors, we considered loan transactions, as more particularly described in “Certain Relationships and Related Transactions,” deposits with Peoples Security Bank and Trust Company, a lease agreement, pursuant to which we lease space in one of our branches, and certain arm’s-length purchases of products from companies at which some of our directors or their immediate family members were officers or employees. The board determined that none of these relationships impaired the independence of the independent directors.

Board Meetings

During 2023, the board of directors held thirteen meetings. Each of our directors attended at least 75 percent of the aggregate number of meetings held by the board of directors and the committees on which he or she served.

We have no formal policy with respect to director attendance at our annual meeting of shareholders. All of our directors attended our 2023 annual meeting of shareholders.

Board Leadership Structure and Role in Risk Oversight

The board of directors of the Company has determined that the separation of the offices of chairman of the board, chief executive officer and the president allows the chairman to lead the board in its fundamental role of providing advice to and independent oversight of management. The chief executive officer focuses on his responsibility of enhancing shareholder value and expanding and strengthening the Company’s franchise. The president is responsible for day-to-day management of the Company. This structure also aids in the development of management and succession planning. Currently, William E. Aubrey II serves as Chairman of the Board, Craig W. Best serves as Chief Executive Officer and Thomas P. Tulaney serves as President.

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Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including credit risk, interest rate risk, liquidity risk, operational risk, cybersecurity risk, strategic risk, legal risk and reputational risk. Management, including our chief risk officer, is responsible for the day-to-day management of risks we face, while our board of directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk management oversight role, the board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. To do this, the Chairman of the Board meets regularly with management to discuss strategy and risks facing the Company. Senior management attends board meetings and is available to address any questions or concerns raised by the board on risk management. The Chairman of the Board and independent members of the board of directors work together to provide strong, independent oversight of the Company’s management and affairs through its standing committees and, when necessary, special meetings of independent directors.

Primary responsibility for areas of risk oversight is allocated among our standing committees as follows:

Committee	Primary Areas of Risk Oversight
Audit Committee	Risks and exposures associated with financial matters, particularly financial reporting, tax, accounting, disclosure, internal control over financial reporting, financial policies, investment guidelines and credit and liquidity matters.
Nominating and Governance Committee	Risks and exposures associated with leadership, succession planning and corporate governance.
Compensation Committee	Risks and exposures associated with executive compensation programs and arrangements, including incentive plans.
Information Technology Committee	Risks and exposures associated with technology and technology-related matters, including information and cyber security.

Compensation Risk Management

Our compensation committee has reviewed the compensation policies and practices of the Company and has determined that the policies and practices do not motivate imprudent risk taking and are not reasonably likely to have a material adverse effect on the Company. The compensation committee is aware that compensation arrangements, if not properly structured, may encourage inappropriate risk-taking. Further, banking regulators expect us to maintain incentive compensation practices that are consistent with our safety and soundness as a banking organization. Compensation arrangements are expected to provide employees incentives that appropriately balance risk and reward, are compatible with effective controls and risk-management, and are supported by strong corporate governance, including active and effective oversight by our board of directors. A long-standing example of how our compensation programs protect against imprudent risk taking is the clawback provision included in the Peoples Cash Incentive Plan. In addition, since January 2017, we have maintained a compensation recoupment policy, which applies to all executive officers who receive cash or equity incentive awards.

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Board Committees

As noted above, the board of directors of the Company conducts much of its business through committees of the board. During 2023, the board maintained standing audit, compensation, nominating and governance, and information technology committees. In addition, the board designated an environmental, social, and governance (ESG) committee to oversee the Company’s various ESG initiatives.

Audit Committee

Directors Lochen, Bodnyk, Kukuchka, Nicholas and Ramirez currently comprise the audit committee of the board of directors.

Each member of the audit committee was independent under the requirements of The Nasdaq Stock Market LLC relating to audit committee members. The board of directors has determined that director Richard S. Lochen, Jr. qualifies as an “audit committee financial expert,” as defined under the rules of the Securities and Exchange Commission, or “SEC.” The audit committee met four times in 2023.

The audit committee is governed by a formal charter approved by the board of directors, a current copy of which is available via the Company’s website, psbt.com, at the “Corporate Info – Governance Documents” page under “Investor Relations.” The primary purposes, duties and responsibilities of the audit committee include:

●	oversee our accounting and financial reporting processes, including management’s preparation of financial reports and other financial information;

●	oversee our management’s maintenance of internal controls and procedures for financial reporting, accounting and financial reporting processes generally;

●	assist our board of directors in its oversight of our compliance with legal and regulatory requirements;

●	evaluate the independence and oversee the performance of our independent registered public accounting firm and oversee the audits of the financial statements of the Company;

●	assist our board of directors in risk assessment and risk management;

●	pre-approve all auditing services and permitted non-audit services (including the fees for such services and terms thereof) to be performed by our independent registered public accounting firm;

●	establish and periodically review and, as appropriate, revise, procedures for the receipt, retention, and treatment of complaints regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;

●	oversee our internal audit function; and

●	oversee any related party transactions.

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Audit Committee Report

In accordance with SEC regulations, the audit committee has prepared the following report. As part of its ongoing activities, the audit committee has:

●	reviewed and discussed the audited consolidated financial statements of the Company at and for the year ended December 31, 2023, with management;

●	discussed with Baker Tilly, the Company’s independent registered public accounting firm, the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16, Communications with Audit Committees; and

●	received the written disclosures and letter from Baker Tilly required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and has discussed with Baker Tilly such firm’s independence.

Based upon its review and the considerations and discussions referenced above, the audit committee recommended to the board of directors that our audited consolidated financial statements be included in the Company’s annual report on Form 10-K, as filed with the SEC on March 15, 2024.

Submitted by the Audit Committee:

Richard S. Lochen, Jr., Chairman
Sandra L. Bodnyk
Ronald G. Kukuchka
James B. Nicholas
Elisa Zúñiga Ramirez

The foregoing Audit Committee Report shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, notwithstanding any general statement contained in any such filing incorporating this proxy statement by reference, except to the extent the Company incorporates such report by specific reference.

Compensation Committee

Directors Aubrey, Bodnyk, Kukuchka, Lochen, Nicholas and Wright currently comprise the compensation committee of the board of directors. During 2023, the compensation committee of the board of directors met four times.

The compensation committee is governed by a formal charter approved by the board of directors, a current copy of which is available via the Company’s website, psbt.com, at the “Corporate Info – Governance Documents” page under “Investor Relations.” The primary purposes, duties and responsibilities of the compensation committee include:

●	review and approve the annual base salaries and annual incentive opportunities of our chief executive officer and other executive officers;

●	review and approve incentive awards and opportunities, including both cash-based and equity-based awards and opportunities, any employment agreements and severance arrangements, any change-in-control agreements and change-in-control provisions affecting any elements of compensation and benefits, and any special or supplemental compensation and benefits, in each case for our executive officers;

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●	review and make recommendations to our board of directors with respect to new compensation programs;

●	review periodically the operation of our compensation programs;

●	establish and periodically review policies for the administration of compensation programs;

●	ensure that our compensation programs comport with our compensation philosophy;

●	review and make recommendations to our board of directors with respect to director compensation;

●	review and make recommendations to our board of directors with respect to our employee benefit plans;

●	administer our compensation programs, including equity incentive programs, for all employees;

●	review and provide guidance on our human resource programs, which may include talent review and leadership development and “best place to work” initiatives;

●	oversee all matters relating to the outcome of shareholder advisory votes regarding executive compensation; and

●	oversee risks and exposures associated with leadership assessment, and compensation programs and arrangements, including incentive plans, and reviewing and evaluating our compensation policies and practices of compensating our employees, including non-executive officers, as they relate to risk management practices and risk-taking incentives.

Compensation Committee Report

The compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis that is required by the rules established by the SEC. Based on such review and discussions, the compensation committee has recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement. See “Compensation Discussion and Analysis.”

Submitted by the compensation committee:

Joseph T. Wright, Jr., Chairman
William E. Aubrey II
Sandra L. Bodnyk
Ronald G. Kukuchka
Richard S. Lochen, Jr.
James B. Nicholas

The foregoing Compensation Committee Report shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, notwithstanding any general statement contained in any such filing incorporating this proxy statement by reference, except to the extent the Company incorporates such report by specific reference.

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Nominations and Shareholder Communications

Directors Aubrey, Bodnyk, Kukuchka, Lochen, Nicholas and Wright currently comprise the nominating and corporate governance committee of the board of directors. During 2023, the nominating and corporate governance committee of the board of directors met one time.

The nominating and corporate governance committee is governed by a formal charter approved by the board of directors, a current copy of which is available via the Company’s website, psbt.com, at the “Corporate Info – Governance Documents” page under “Investor Relations.” The primary purposes, duties and responsibilities of the nominating and corporate governance committee include:

●	recommend director nominees for selection by our board of directors;

●	review recommendations from directors, shareholders, management, and other appropriate third parties for potential director candidates and collect and analyze information regarding their suitability;

●	assist our board of directors in determining the size and composition of the board and its committees, and of the board of directors and committees of our subsidiaries;

●	develop and make recommendations to our board of directors with respect to corporate governance guidelines and other governance policies;

●	implement our board diversity equity and inclusion policy, evaluate candidates in accordance with such policy, and periodically assess the effectiveness of such policy;

●	identify and prioritize with management significant risks that we face and recommend to our board of directors whether the full board or a particular board committee should have primary responsibility for oversight of each such identified risk;

●	keep apprised of requirements, trends and best practices in corporate governance;

●	review and make recommendations to our board of directors with respect to any proposed changes to our articles of incorporation, bylaws, or committee charters; and

●	develop and make recommendations to our board of directors with respect to key executive succession plans.

Nomination Process

Our nominating and corporate governance committee is responsible for recommending director nominees to our board of directors. The board of directors will consider director candidates recommended by shareholders. Any shareholder who wishes to recommend a director candidate for consideration may send notice to Peoples Financial Services Corp., 150 North Washington Avenue, Scranton, Pennsylvania 18503, Attention: Investor Relations Officer. The notice should contain the information described in the section titled “Shareholder Proposals,” on page 51.

Process for Identifying and Evaluating Nominees

In selecting director candidates to be nominated for election at an annual meeting, the nominating and corporate governance committee begins by determining whether the incumbent directors whose terms expire at the meeting desire, and are qualified, to continue their service on the board. We are of the view that the repeated service of qualified incumbents promotes stability and continuity in the boardroom, giving us the benefit of the familiarity and insight into our affairs that our directors have accumulated during their tenure. Accordingly, it is the policy of the nominating and corporate governance committee, absent special circumstances, to nominate qualified incumbent directors who continue to satisfy the committee’s criteria for membership on the Board; who the committee believes will continue to make important contributions to the Board; and who consent to stand for re-election and, if re-elected, to continue their service on the Board.

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If there are Board positions for which the committee will identify and evaluate non-incumbent directors, it will proceed as follows:

Identification. For purposes of identifying nominees for the board of directors, the nominating and corporate governance committee relies on personal contacts of the committee and other members of the board of directors as well as its knowledge of members of the Company’s market area. The nominating and corporate governance committee will also consider director candidates recommended by shareholders in accordance with the policy and procedures set forth above. The nominating and corporate governance committee may use an independent search firm in identifying nominees. It did not utilize any such services in connection with identifying the nominees for election at the 2024 Annual Meeting, all of whom are incumbent directors.

Evaluation. In evaluating potential nominees, the nominating and corporate governance committee determines whether the candidate is eligible and qualified for service on the board of directors by evaluating the candidate under the selection criteria set forth below under the heading “Minimum Qualifications” . In addition, the nominating and corporate governance committee may conduct a background check and may interview the candidate. Candidates proposed by shareholders are considered under the same criteria, except that the committee may also consider the size and duration of the equity interest of the recommending shareholder in the Company and the extent to which the recommending shareholder intends to continue holding this interest.

Minimum Qualifications

Our bylaws include a mandatory retirement policy applicable to our directors. Any director, upon reaching the mandatory retirement age of 73 years, will be permitted to serve as a director for the remainder of his or her term, after which he or she shall no longer be eligible to serve as a director.

The nominating and corporate governance committee has not adopted a specific set of minimum qualifications that must be met by nominees. Nominees are selected on the basis of their integrity, experience, achievements, judgment, intelligence, personal character and capacity to make independent analytical inquiries, ability and willingness to devote adequate time to Board duties, and the likelihood of being able to serve on the Board for a sustained period. In evaluating potential director nominees, our nominating and corporate governance committee will evaluate an individual’s specific qualities or skills including, but not limited to an individual’s: contributions to the range of talent, skill and expertise of the Board; financial, regulatory and business experience, knowledge of the banking and financial services industries, familiarity with the operations of public companies and ability to read and understand financial statements; familiarity with our market area and participation in and ties to local businesses and local civic, charitable and religious organizations; personal and professional integrity, honesty and reputation; ability to represent the best interests of the Company’s shareholders and the best interests of the Company and Bank; ability to devote sufficient time and energy to the performance of his or her duties; independence; and current equity holdings in the Company. The committee also considers factors such as global experience, experience as a director of a public company, and knowledge of relevant industries.

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The nominating and corporate governance committee will also consider any other factors it deems relevant, including competition, size of the board of directors, and regulatory disclosure obligations. The nominating and corporate governance committee will also consider the extent to which a candidate helps the board of directors reflect the diversity of the Company’s shareholders, employees, customers, and communities, including with respect to characteristics such as age, color, disability, ethnicity, family or marital status, gender identity or expression, language, national origin , physical and mental ability, political affiliation, race, religion, sexual orientation, socio-economic status, veteran status, and other characteristics. We have taken steps to increase the diversity of our board, and the nominating and corporate governance committee will continue to seek opportunities to enhance board diversity in the future.

In addition, prior to nominating an incumbent director for re-election to the board of directors, the committee will consider and review an existing director’s Board and committee performance and his or her satisfaction of any minimum qualifications established by the committee.

We maintain a share ownership policy, which applies to our non-employee directors, as well as our senior executive officers. This policy requires our non-employee directors to beneficially own our common stock in an amount equal to four times their annual retainer for board service, and allows five years from the time policy becomes applicable to them for our non-employee directors to reach compliance. As of December 31, 2023, each of our non-employee directors was in compliance with our share ownership policy.

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Board Diversity Matrix
as of March 16, 2024					as of March 16, 2023
Total Number of Directors	8				8
	Female	Male	Non-Binary	Did Not Disclose Gender	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	6			2	6
Part II: Demographic Background
African American or Black
Alaskan Native or Native American
Asian
Hispanic or Latinx	1				1
Native Hawaiian or Pacific Islander
White	1	6			1	6
Two or More Races or Ethnicities
LGBTQ+
Did Not Disclose Demographic Background

Shareholder Communications

Any shareholder who desires to send communications to our board of directors or to individual directors may do so by directing his or her communication to the following address: Peoples Financial Services Corp., 150 North Washington Avenue, Scranton, Pennsylvania 18503, Attention: Investor Relations Officer. All shareholder communications, other than any communications we believe may pose a security risk, will be sent directly to board members.

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Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information concerning the ownership of shares of the common stock by each director of the Company, each “named executive officer” identified below under the heading “Executive Compensation” beginning on page 31, all directors and executive officers as a group, and any person who is known by us to own beneficially more than five percent of the issued and outstanding common stock. Except as noted below, information is provided as of February 29, 2024.

Name	Number of Shares Beneficially Owned+		Percentage of Ownership++
William E. Aubrey II	55,322.000		*
Craig W. Best	37,212.993	(1)	*
Sandra L. Bodnyk	4,907.000		*
Ronald G. Kukuchka	31,354.012	(2)	*
Richard S. Lochen, Jr.	18,779.086	(3)	*
James B. Nicholas	30,249.000	(4)	*
Elisa Zúñiga Ramirez	3,792.129	(5)	*
Joseph T. Wright, Jr.	42,491.917		*
John R. Anderson III	6,571.904	(6)	*
Timothy H. Kirtley	5,263.069	(7)	*
Neal D. Koplin	9,095.107	(8)	*
Thomas P. Tulaney	38,144.715	(9)	*
All directors and executive officers as a group (14 persons)	290,628.815		4.1%

BlackRock, Inc. 50 Hudson Yards New York, NY 10001	512,316.000	(10)	7.3%

+	Any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: voting power, which includes the power to vote, or to direct the voting of, our common stock; and/or, investment power, which includes the power to dispose, or to direct the disposition of, our common stock, is determined to be a beneficial owner of our common stock. All shares are subject to the named person’s sole voting and investment power unless otherwise indicated.

++	Shares beneficially owned include any shares of which the holder or group has the right to acquire beneficial ownership within 60 days after February 29, 2024. Percentage calculations are based on 7,058,749 shares outstanding at February 29, 2024, and presume that the identified holder or group acquires any such shares that the identified holder or group has the right to acquire, and that no other holders of any such rights do so.

*	Less than 1.0 percent.

(1)	Includes 1,543.1008 shares under the Company’s employee stock ownership plan (“ESOP”) which have been allocated to Mr. Best’s account and 17,226 shares in a self-directed IRA.

(2)	Includes 23,862 shares owned jointly by Mr. Kukuchka and his wife.

(3)	Includes 309.466 shares held by minor children, 9,148.920 shares owned jointly by Mr. Lochen and his wife, and 4,056.700 shares in a self-directed IRA.

(4)	Includes 3,984 shares in a self-directed IRA and 1,671 shares owned by Mr. Nicholas’s wife.

(5)	Includes 2,680 shares owned jointly by Ms. Ramirez and her husband.

(6)	Includes 40 shares owned jointly by Mr. Anderson and his wife, 1,678.0218 shares under the ESOP which have been allocated to Mr. Anderson’s account.

(7)	Includes 210.0693 shares under the ESOP which have been allocated to Mr. Kirtley’s account.

(8)	Includes 400 shares in a self-directed IRA and 361.2857 shares under the ESOP which have been allocated to Mr. Koplin’s account.

(9)	Includes 16,901.640 shares in a self-directed IRA, 836.6626 shares under the ESOP which have been allocated to Mr. Tulaney’s account and 1,177 shares owned jointly by Mr. Tulaney and his wife.

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(10)	Based solely on Amendment No. 4 to Schedule 13G filed with the SEC on January 26, 2024. Based upon the information contained in the filing, BlackRock, Inc. has sole voting and dispositive power with respect to 502,722 and 512,316 shares, respectively, and beneficially owns 512,316 shares of the Company’s common stock. BlackRock is the beneficial owner of these holdings in its capacity as a parent holding company or control person.

Policy Regarding Hedging. Because certain hedging or monetization transactions relative to our securities may cause the interests and objectives of those persons engaged in such transactions to differ those of our shareholders generally, our board of directors has adopted a securities trading policy that prohibits our directors, officers and employees, and family members and other persons and entities under their influence or control, from engaging in any hedging or monetization transactions involving our securities.

Executive Officers and Compensation

Executive Officers

Following is information regarding our executive officers other than Craig W. Best, Chief Executive Officer. Information regarding Mr. Best is included under the heading “Election of Directors – Continuing Directors – Term Expiring In 2025,” beginning on page 8, and additional information regarding the compensation of our named executive officers is included under the heading “Executive Compensation,” beginning on page 31.

John R. Anderson III, Executive Vice President and Chief Financial Officer, of Peoples Security Bank and Trust Company, age 57. Mr. Anderson was appointed to his current position in March 2018, after serving as the Senior Vice President and Interim Principal Financial and Accounting Officer since April 2016. Prior to that he was Vice President/Planning and Statistical Analyst, of Penn Security Bank and Trust Company since May 2011. Prior to that he was Assistant Vice President/Financial Reporting Officer at Penn Security Bank since January 2006.

Jeffrey A. Drobins, Executive Vice President and Chief Lending Officer, of Peoples Security Bank and Trust Company, age 39. Mr. Drobins was appointed to his current position in October 2022, after serving as the Senior Vice President and Lehigh Valley Market President since April 2016. Prior to that he was Vice President and Commercial Relationship Manager since September 2014.

Susan L. Hubble, Executive Vice President, Chief Information Officer, age 68. Ms. Hubble was appointed to her current position in December 2019. Prior to that, she was Senior Vice President, Senior Information Technology Officer, since April 2019. Prior to that, she was Vice President, Information Technology Officer since July 2014.

Timothy H. Kirtley, Executive Vice President, Chief Risk Officer and Corporate Secretary, age 53. Mr. Kirtley was appointed to his current position in April 2020, and served as Executive Vice President and Chief Credit Officer from July 2016 until April 2020. Prior to joining Peoples Security Bank and Trust Company, he served as Executive Vice President and Chief Credit Officer of Peoples Bank, Marietta, Ohio from 2011 to 2016. From 2009 to 2011, Mr. Kirtley served as Executive Vice President, Chief Credit Officer of Delaware County Bank & Trust Co., in Lewis Center, Ohio. From 2007 to 2009, he served as Vice President, Regional Credit Officer and Commercial Real Estate for Fifth Third Bank in Columbus, Ohio. From 1992 to 2007, Mr. Kirtley served in various commercial banking and credit risk management capacities, the most recent of which was Vice President, Regional Credit Officer, Community Banking from 2002 to 2007 for U.S. Bank, N.A. in Columbus, Ohio.

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Neal D. Koplin, Senior Executive Vice President and Chief Banking Officer, age 63. Mr. Koplin was appointed to his current position in December 2019. Prior to that, he was Executive Vice President and Lehigh Valley Division Head since August 2014. He served as Senior Vice President and Northern Region Manager of National Penn Bank’s Commercial Real Estate Lending Group from 2004 until joining Peoples Security Bank. He was with National Penn Bank in various executive positions from 1982 until 2004.

Thomas P. Tulaney, President and Chief Operating Officer, age 64. Mr. Tulaney was appointed to his current position in May 2020, at which time he also became a director of Peoples Security Bank and Trust Company. He served as Senior Executive Vice President and Chief Operating Officer from May 2017 until May 2020. In December 2018, he assumed oversight of the Bank’s Wealth Management Division. Prior to May 2017, and since our merger with Penseco in November 2013, he served as our Executive Vice President and Chief Lending Officer, the same position he held with Penseco from March 2012. He joined Penn Security Bank and Trust Company in April 2011 as Executive Vice President and Deputy Chief Lending Officer. Before that, Mr. Tulaney was a Senior Executive Vice President and the Corporate Sales Division Manager of First National Community Bank, a position he held since 2008, when he was promoted from Executive Vice President. He was an employee of First National Community Bank from 1994 to 2011. Prior to 1994 Mr. Tulaney was a Senior Vice President of Third National Bank a division of Independence Bank Corp and a Regional Vice President of PNC Bank.

Compensation Discussion and Analysis

Overview of Objectives

The executive compensation program of Peoples is designed to provide a competitive base salary as well as to provide certain incentives to our named executive officers to effectively lead and manage the Company and its growth strategy. Decisions regarding executive compensation are determined by the compensation committee. In accordance with the compensation committee charter, the committee may refer any matter that it has the authority to approve, together with the committee’s report and recommendation, to the full board for approval, unless such matter is required to be approved by an independent compensation committee by applicable law, regulation or listing standard.

The compensation program is designed to support annual and long-term Company goals that create sustainable profitable growth while providing long-term value to our shareholders. The objectives of our executive compensation programs are to:

●	attract, motivate and retain highly qualified executives;
●	link total compensation to both individual performance and the performance of the bank and holding company; and
●	appropriately balance short-term and long-term financial objectives, build shareholder value and reward individual, team and company performances.

We seek to pay for superior performance, both in achieving short-term goals and continuing to build a growing and sustainable financial institution on a long-term basis.

During the year ended December 31, 2023, we compensated our named executive officers, identified below, with a combination of base salary, performance-based cash incentive awards, time-vested and performance-vested equity awards, equity compensation through the employee stock ownership plan, or “ESOP,” and benefit plans and perquisites which the compensation committee believes were comparable to other financial institutions of similar size in our region.

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Benchmarking

Periodically, the compensation committee compares our senior management compensation levels with comparable levels in industry benchmark studies and peer group data to gain a general knowledge of compensation programs in the industry. To do so, we participate in a survey provided by L.R. Webber Associates that benchmarks salary and benefits from Pennsylvania financial institutions who participate in the survey. The survey includes general compensation information and ranges for executives. The results are reported by bank asset size and geographic region. We use the survey data to compare the base salaries of our named executive positions to the range reported for those positions at other banking institutions with total asset size and geography similar to ours to determine whether we are compensating our named executive officers within the industry standard range.

The compensation committee did not engage a consultant for 2023. Most recently, for 2021, the compensation committee engaged Meridian Compensation Partners, LLC to analyze and review compensation of our executive officers and directors. The compensation committee has referred to data from the consultant to formulate decisions regarding Peoples’ executive compensation practices.

Components of the Compensation Program

During 2023, our executive compensation program included four key elements: base salary, annual cash incentives, equity awards and benefit plans.

Base Salary

Base salary is the basic element of our executive compensation program and the foundation for setting targets for incentive compensation awards. The compensation committee determines the range of base salary by evaluating the duties, complexities and responsibilities of the applicable office; the level of experience required, and the compensation payable for positions having similar scope and accountability as those in a peer group of banks.

For 2023, our compensation committee reviewed each named executive officer’s individual performance, length and nature of experience and competency, and the potential for advancement in determining the amount of pay adjustments to recommend to the board of directors. In connection with such review, the base compensation for Craig W. Best increased from $460,000 to $472,420; Thomas P. Tulaney increased from $325,000 to $335,000; Neal D. Koplin increased from $290,000 to $295,800; Timothy H. Kirtley increased from $250,000 to $255,000 and John R. Anderson III increased from $250,000 to $260,000.

Cash Incentive Plan

We maintain an annual cash incentive plan (the “Cash Incentive Plan”) pursuant to which our designated executive officers, including our named executive officers, have the opportunity to earn performance-based incentive payments based upon the attainment of performance goals approved by the compensation committee. Incentive compensation under the Cash Incentive Plan represents the “at risk” portion of an executive’s cash compensation subject to the achievement of performance goals. Annually, the compensation committee sets goals for the named executive officers to achieve in order to qualify for a cash incentive payment under the Cash Incentive Plan.

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The following table provides information concerning the Cash Incentive Plan awards to our named executive officers during the year ended December 31, 2023:

Named Executive Officer	Target/Maximum Cash Incentive Plan Payment (% of base salary)	Target/Maximum Cash Incentive Plan Payment ($)
Craig W. Best	35%	165,347
Thomas P. Tulaney	35%	117,250
Neal D. Koplin	30%	88,740
Timothy H. Kirtley	30%	76,500
John R. Anderson III	30%	78,000

The Cash Incentive Plan rewards the attainment of company-wide performance goals, including growth in assets, loans, deposits, revenues and earnings per share, efficiency and asset quality, as well as individual performance goals. Our objective is to drive superior annual performance at both the company and individual levels. Performance goals for our Chief Executive Officer are set solely by the compensation committee, and performance goals for our other named executive officers are typically set by the compensation committee upon the recommendation of our Chief Executive Officer. Performance goals are typically communicated to officers during the first quarter of the year, and achievement of goals is evaluated by the compensation committee after year-end.

The following table sets forth the 2023 company performance goals, actual performance and achievement of company performance goals.

Performance Measure	2023 Performance Goal	2023 Actual Performance	Weighting of Goal (% of Total Potential Payment)	Earned
EPS Growth ($)	4.97	3.83	35	-
Revenue Growth ($000)	113,483	100,887	10	-
Expense to Asset Ratio (%)	1.83	1.79	10	10
Loan Growth ($000)	2,902,238	2,849,897	10	-
Deposit Growth ($000)	3,238,877	3,279,037	10	10
Asset Growth ($000)	3,717,061	3,742,289	10	10
Asset quality
Non-performing assets/Avg. loans +OREO (%)	.21	.17	7.5	7.5
Net charge-offs/average loans (%)	.09	.10	7.5	-
Total			100	37.5

Additional details regarding the Cash Incentive Plan awards are included in the 2023 Summary Compensation and Grants of Plan-Based Awards tables and the accompanying narrative disclosure beginning on page 31.

Equity Awards

In February 2023, the compensation committee granted equity awards as part of its incentive compensation program. The compensation committee approved a mix of long-term equity incentives with the majority consisting of performance-vested restricted stock units (“RSUs”) (70% of the targeted equity award) and the remainder consisting of time-vested restricted stock (30% of the targeted equity award). This design is intended to provide long-term incentive opportunity that rewards long-term, sustained performance, is aligned with shareholder interests and promotes the long-term success of the Company.

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The performance-vested RSUs granted in 2023 vest over a three-year cumulative performance period beginning January 1, 2023 and ending December 31, 2025. The potential number of shares that can vest ranges from 0% to 150% of the target levels depending on achievement of 3-year Cumulative Diluted Earnings Per Share (“EPS”) and cumulative 3-year Average Return on Average Tangible Common Equity (“ROATCE”) goals set by the compensation committee. These goals were selected to represent performance drivers that align with shareholder value. In order to vest, performance must be at or above the threshold performance set by the compensation committee, and, subject to certain exceptions, the executive’s employment must continue through the end of the performance period.

Time-vested restricted stock vests over three years subject to the executive officer’s continued employment by us. This component reinforces our goal of equity ownership, shareholder alignment and provides additional retention value for our executive officers.

Below is a summary of the 2023 grants issued to the named executive officers.

	Performance-Vested RSUs		Restricted Stock
Executive	Target Units (#)	Grant Value(1)	Shares (#)	Grant Value(1)
Craig W. Best	2,648	$115,718	1,135	$49,599
Thomas P. Tulaney	1,342	$58,645	575	$25,127
Neal D. Koplin	1,184	$51,741	508	$22,200
Timothy H. Kirtley	1,022	$44,661	438	$19,141
John R. Anderson III	1,042	$45,535	446	$19,490

(1)	Grant values based on the $43.70 per share closing price of our common stock on the grant date of June 29, 2023.

Clawback Agreements

In 2023, the compensation committee adopted the Dodd-Frank Clawback Policy (the “Clawback Policy”) to adhere to the listing standards of Nasdaq and the rules of the SEC implementing Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. The Clawback Policy requires the compensation committee to recoup certain cash and equity incentive compensation paid to executive officers in the event the Company is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the federal securities laws. Under the policy, the compensation committee will require recoupment if it determines that incentive-based compensation received by an executive exceeded the amount of incentive-based compensation that otherwise would have been received, had it been calculated based on the restated amounts. Additionally, pursuant to the terms of the Cash Incentive Plan, all executives are subject to a clawback provision. The clawback provision allows us to recover any overpayment under the Cash Incentive Plan in the event that we are required to restate our financial statements because of any material noncompliance with a financial reporting requirement. If within the previous three years a participant received an award based upon erroneous data, the participant is required to return any amount received in excess of what would have been paid to the participant under the accounting restatement. In the event that the restatement is due to a participant’s misconduct or fraudulent activity, then the participant is required to return the entire amount received based upon the erroneous data. Mr. Best has a substantially similar provision included in his employment agreement.

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Benefits

ESOP. We maintain a tax-qualified employee stock ownership plan, or “ESOP,” as a long-term incentive to focus executives on long-term value creation. The ESOP covers substantially all employees who meet the eligibility requirements and is intended to incentivize and reward all employees, including the named executive officers, based upon our long-term success as measured by shareholder return.

401(k) Profit Sharing Plan. We maintain a profit sharing plan, the Peoples Security Bank 401(k) Profit Sharing Plan, under the provisions of Section 401(k) of the Internal Revenue Code in an effort to provide employees with a means and an incentive to save for retirement and also to provide tax-deferred compensation, not to exceed the amounts allowed under the Internal Revenue Code. All named executive officers are eligible to participate in the Peoples Security Bank 401(k) Profit Sharing Plan on the same basis as other employees participating in the plan.

Pension Plan. The Company also maintains the Employees’ Pension Plan, a legacy defined benefit pension plan assumed in connection with our merger with Penseco in November 2013, which was amended in June 2008 to cease benefit accruals.

Health and Welfare Benefits. Named executive officers participate in the Company’s other benefit plans on the same terms as other employees. These plans include medical, dental, vision, disability, life insurance, health savings account and flex spending account benefits and are standard in the industry.

Supplemental Employee Retirement Plans. Peoples maintains supplemental employee retirement plans, or “SERPs,” for certain executive officers, including Messrs. Tulaney, Koplin, Kirtley and Anderson, the primary intent of which is retention. Under their respective SERPs, Messrs. Tulaney Koplin, Kirtley and Anderson are eligible to receive certain retirement benefits that accrue based on their service to the Company and are payable at retirement, or earlier under a qualifying termination of employment. See additional discussion below under the heading “Pension Benefits.”

Deferred Compensation Plans. We maintain the “Executive Deferred Compensation Plan” and “Deferred Compensation Plan No. 2” under which we make certain contributions for Mr. Best. See additional discussion below under the heading “Nonqualified Deferred Compensation.”

Chief Executive Officer Supplemental Retirement Benefits. We provide our Chief Executive Officer with certain retirement benefits under an Excess Benefit Plan which we assumed in connection with our merger with Penseco in November 2013. This plan provides Mr. Best with additional benefits in excess of those accrued under the 401(k) Profit Sharing Plan and ESOP due to the limit on compensation contained in Section 401(a)(17) of the Internal Revenue Code. See additional discussion below under the heading “Nonqualified Deferred Compensation.”

Split Dollar and Other Life Insurance Agreements. We provide split-dollar and other life insurance benefits to Mr. Best. See additional discussion below under the headings “Craig W. Best Employment Agreement.”

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Perquisites

The compensation committee regularly reviews our executive perquisites and believes they are appropriate and modest when compared to peers and are necessary to attract and retain high-caliber talent. During 2023, we provided a vehicle allowance or use of a company vehicle to Messrs. Best, Tulaney and Koplin, as they are required to entertain business clients or otherwise travel in connection with their duties. The compensation committee also believes that country clubs can serve as appropriate forums for building client relationships and for community interaction. We reimburse Messrs. Best, Tulaney, Koplin, Kirtley and Anderson for the cost of country and dining club memberships.

The Role of Management in Determining Compensation

For 2023, our compensation committee set performance goals, including company-wide performance goals under the Cash Incentive Plan and the equity incentive awards. The compensation committee did not set additional individual performance goals for the Chief Executive Officer, believing that the Chief Executive Officer should be evaluated on the basis of company performance. Individual performance goals for our other named executive officers were set by the compensation committee upon the recommendation of our Chief Executive Officer. Our Chief Executive Officer reviewed each of the other named executive officer’s annual performance, discussed the performance review with the compensation committee, and made recommendations to the compensation committee with respect to the compensation of the other named executive officers. Our Chief Executive Officer does not participate in discussions on his own compensation.

The Role of the Compensation Committee

In accordance with the compensation committee charter, among other things, the compensation committee is responsible for the review and approval of our named executive officers’ base salaries and incentive opportunities, the administration of our benefit plans, and the recommendation to our board of directors of new compensation programs or changes in existing compensation programs. The committee may refer any matter that it has the authority to approve, together with the committee’s report and recommendation, to the full board for approval, unless such matter is required to be approved by an independent compensation committee by applicable law, regulation or listing standard. As a matter of practice, the committee routinely refers key items pertaining to executive compensation, such as base salary increases, the size and performance targets associated with awards under the Cash Incentive Plan and equity incentives, and the offering of special retirement agreements, to the board with a recommendation of the committee.

Operating within the framework of duties and responsibilities established by the board, the compensation committee’s role is to assure our compensation strategy is aligned with the long-term interests of our shareholders; our compensation structure is fair and reasonable; and compensation reflects both corporate and individual performance.

Compensation Committee Consultants

The compensation committee’s charter provides that the compensation committee shall be directly responsible for the appointment, compensation and oversight of the work of any compensation consultant, legal counsel and other adviser retained by the compensation committee. The Company must provide for appropriate funding, as determined by the compensation committee, for payment of reasonable compensation to a compensation consultant, legal counsel or any other adviser retained by the compensation committee. Prior to engaging any compensation consultant, legal counsel or other adviser (other than in-house legal counsel), the compensation committee must conduct an independence assessment with respect to such adviser. The compensation committee did not engage a compensation consultant in 2023. Most recently, in March 2021, the compensation committee engaged Meridian Compensation Partners, LLC, or “Meridian,” to analyze and review the compensation of our executive officers and our directors.

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Accounting and Tax Treatments

All elements of compensation generate charges to earnings under generally accepted accounting principles (“GAAP”). Generally, no adjustment is made to compensation based on accounting factors, but the tax effects of various types of compensation are considered. In administering our executive compensation program, the Company takes into account the tax deductibility of the compensation, including as applicable, Section 162(m) of the Internal Revenue Code. Although our intent is to maximize the deductibility of compensation, under certain circumstances that are in the best interest of the Company and our shareholders, the compensation committee may authorize compensation that is not deductible if it is determined to be appropriate.

Company Stock Ownership

We believe that it is important that our named executive officers and directors own shares of our common stock. We maintain a share ownership policy, which is applicable to our executive officers and directors. Under the terms of the policy, executive officers who receive equity incentive awards are expected to beneficially own shares of our common stock having a fair market value equal to or greater than twice their respective annual base salaries, and have five years to achieve compliance. In addition, under the terms of Mr. Best’s employment agreement, his failure to own shares of our common stock having a fair market value equal to or greater than his annual base salary would be cause for termination.

Severance and Change in Control Benefits

We recognize that an important consideration in our ability to attract, retain and motivate key personnel is our ability to minimize the impact on our management team of the possible disruption associated with our exploration of strategic corporate and personnel opportunities. Accordingly, we believe that it is in our best interest and the best interest of our shareholders to provide certain key personnel with reasonable financial arrangements in the event of termination of employment following a change in control or involuntary termination of employment for reasons other than cause so that they are able to focus fully on their duties and on the merits of any potential change in control situation without undue concern for the loss of their jobs. All of our named executive officers with employment agreements have provisions in their respective agreements that provide for certain benefits in the event of voluntary or involuntary termination following a change in control transaction. These provisions, along with certain benefits estimates, are described under the heading “Other Potential Post-Termination Benefits” below and under the headings “Craig W. Best Employment Agreement,” “Thomas P. Tulaney Employment Agreement,” “Neal D. Koplin Employment Agreement,” “Timothy H. Kirtley Employment Agreement” and “John R. Anderson III Severance Agreement.”

Many of the plans that we maintain and in which our named executive officers participate include provisions which accelerate vesting or payment of benefits upon a change in control and are described under the heading “Other Potential Post-Termination Benefits” below.

Compensation Risk Assessment

Our executive compensation program and policies are driven by our business environment and designed to enable us to achieve our mission and adhere to our values. The compensation committee and senior management evaluate the relationship between risk and reward as it relates to our executive compensation program. Our compensation committee has determined that the structure of our executive compensation programs does not put our shareholders or the Company at any material risk.

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Executive Compensation

Our principal executive officer is Craig W. Best, Chief Executive Officer, and our principal financial officer is John R. Anderson III, Executive Vice President and Chief Financial Officer. Messrs. Best and Anderson, together with Thomas P. Tulaney, Neal D. Koplin and Timothy H. Kirtley, are referred to in this proxy statement as our “named executive officers.” The following tables and narratives set forth certain information regarding the compensation of our named executive officers.

2023 Summary Compensation Table

						Change in
						Pension Value
						and
						Nonqualified
					Non-Equity	Deferred
				Stock	Incentive Plan	Compensation		All Other
		Salary	Bonus	Awards	Compensation	Earnings		Compensation		Total
Name and Principal Position	Year	($)	($)	($)(1)	($)	($)		($)		($)
Craig W. Best	2023	472,420	–	223,175	61,950	6,996	(2)	162,532	(3)	927,073
Chief Executive Officer	2022	460,000	–	217,333	144,900	–		169,907		992,140
	2021	460,000	–	217,311	161,000	–		170,778		1,009,089

Thomas P. Tulaney	2023	335,000	–	113,051	46,900	117,495		32,943	(4)	645,389
President and Chief Operating Officer	2022	325,000	–	109,648	93,844	117,494		34,856		680,842
	2021	325,000	–	109,633	113,750	364,486		31,766		944,635

Neal D. Koplin	2023	295,800	–	99,811	28,841	76,228		36,886	(5)	537,566
Senior Executive Vice President and Chief Banking Officer	2022	290,000	–	97,825	78,300	73,978		30,628		570,731
	2021	290,000	–	87,783	87,000	80,732		28,869		574,384

Timothy H. Kirtley	2023	255,000	–	86,125	41,119	28,626		23,570	(6)	434,440
Executive Vice President, Chief Risk Officer and Corporate Secretary	2022	250,000	–	84,425	67,500	20,914		20,312		443,151
	2021	240,000	–	80,982	72,000	–		21,660		414,642

John R. Anderson III	2023	260,000	–	87,749	32,175	45,505	(2)	26,426	(7)	451,855
Executive Vice President and Chief Financial Officer	2022	250,000	–	84,425	67,500	29,191		24,992		456,108
	2021	240,000	–	80,982	72,000	–		22,912		415,894

(1)	The entries in the stock awards column reflect the grant date fair value of awards of time-vested restricted stock and performance-vested restricted stock units, as calculated for financial statement reporting purposes in accordance with Accounting Standards Codification (ASC) No. 718, Compensation—Stock Compensation. See Notes 1 and 15 of the Notes to Consolidated Financial Statements for the fiscal year ended December 31, 2023 for a discussion of the relevant assumptions used to determine the valuation of our stock awards for accounting purposes. The value of the performance-vested restricted stock units at the grant date assumes that the maximum level of performance conditions will be achieved.

(2)	Change in pension value in 2023 was $6,996 for Mr. Best and $5,549 for Mr. Anderson under the Penseco Employees’ Pension Plan, and was $117,495, $76,228, $28,626 and $39,956 for Messrs. Tulaney, Koplin, Kirtly and Anderson, respectively, under their supplemental executive retirement plans.

(3)	For 2023, includes $17,239 contribution to the Excess Benefit Plan; $26,000 matching contribution to the Executive Deferred Compensation Plan No. 1; $80,000 contribution to Deferred Compensation Plan No. 2; country club memberships $8,723; automobile allowance $9,714; 401(k) safe harbor contribution of $9,900; 401(k) match $9,900 and life insurance $1,056.

(4)	For 2023, includes country club membership $9,836; automobile allowance $3,307; 401(k) safe harbor $9,900 and 401(k) match $9,900.

(5)	For 2023, includes country club membership $14,440; automobile allowance $2,686; 401(k) safe harbor $9,900 and 401(k) match $9,860.

(6)	For 2023, includes country club membership $6,239; 401(k) safe harbor $9,678 and 401(k) match $7,653.

(7)	For 2023, includes country club membership $6,800; 401(k) safe harbor $9,813 and 401(k) match $9,813.

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Grants of Plan-Based Awards

The following table provides information concerning grants of plan-based awards made to our named executive officers during the year ended December 31, 2023.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of	Grant Date Fair Value of Stock
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Stock (#)	Awards ($)(1)
Craig W. Best	6/29/2023	–	165,347	165,347
	6/29/2023				1,324	2,648	3,972		173,576
	6/29/2023							1,135	49,599

Thomas P. Tulaney	6/29/2023	–	117,250	117,250
	6/29/2023				670	1,342	2,012		87,924
	6/29/2023							575	25,127

Neal D. Koplin	6/29/2023	–	88,740	88,740
	6/29/2023				584	1,084	1,776		77,611
	6/29/2023							508	22,200

Timothy H. Kirtley	6/29/2023	–	76,500	76,500
	6/29/2023				510	1,022	1,532		66,984
	6/29/2023							438	19,141

John R Anderson	6/29/2023	–	78,000	78,000
	6/29/2023				520	1,042	1,562		68,259
	6/29/2023							446	19,490

(1)	Grant date values based on the maximum payout of equity incentive plan awards based on the closing price of $43.70 per share of our common stock on the grant date of June 29, 2023.

The table above includes the fiscal 2023 target and maximum payouts designated under our Cash Incentive Plan, the threshold, target and maximum payouts designated under performance-vested restricted stock units issued under the 2023 Equity Incentive Plan, and the number of time-vested restricted stock awards issued under the 2023 Equity Incentive Plan.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

With respect to the Cash Incentive Plan, the target and maximum payout for Mr. Tulaney was set by the compensation committee at 35 percent of his base salary; for Mr. Koplin, at 30 percent of his base salary; for Mr. Kirtley at 30 percent of his base salary and for Mr. Anderson at 30 percent of his base salary. The target and maximum payout for Mr. Best was set by the compensation committee at 35 percent of his base salary. As described above in “Compensation Discussion and Analysis,” based on 2023 performance, only four of the eight Company performance goals were achieved, with 37.5 percent weighted achievement.

With respect to the equity awards, the compensation committee approved a mix of long-term equity incentives with the majority consisting of performance-vested restricted stock units (RSUs) (70% of the targeted equity award) and the remainder consisting of time-vested restricted stock (30% of the targeted equity award). The performance-vested RSUs vest over a three-year cumulative performance period beginning January 1, 2023 and ending December 31, 2025. The potential number of shares that can vest ranges from 0% to 150% of the target levels depending on achievement of 3-year Cumulative Diluted Earnings Per Share (EPS) and Average Return on Average Tangible Common Equity (ROATCE) goals set by the compensation committee. Time-vested restricted stock vests ratably over three years subject to the executive officer’s continued employment by us.

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We are a party to employment agreements with certain of our named executive officers, which are described in the following sections. These employment agreements control many aspects of the compensation of our named executive officers.

Craig W. Best Employment Agreement

We are party to an amended and restated employment agreement with our Chief Executive Officer, Craig W. Best, dated January 3, 2011, as amended as of December 31, 2015 (the “Best Employment Agreement”).

The Best Employment Agreement provides for an annual base salary, which is subject to annual review by the compensation committee. In 2023, Mr. Best’s annual base salary increased from $460,000 to $472,420. In the event of an across-the-board salary reduction affecting all of the Company’s management employees, we may decrease Mr. Best’s base salary.

The Best Employment Agreement also provides that Mr. Best will be eligible to:

●	receive an annual cash incentive payment equal to a percentage of his base salary, which percentage will be determined by the compensation committee from time to time;
●	participate in certain deferred compensation plans maintained by the Company; and
●	participate in our long-term incentive equity-based compensation plans.

Under the Best Employment Agreement, the Company agreed to purchase and maintain a bank owned life insurance (“BOLI”) policy on the life of Mr. Best. Any death benefit payable under the policy is payable to the Company, subject to a split-dollar arrangement that provides if Mr. Best dies in active service to the Company, the Company will pay his estate a portion of the death benefit. In addition, the Best Employment Agreement provides that Mr. Best will be eligible for Company-paid term-life insurance coverage with a death benefit of not less than two times Mr. Best’s base salary, as in effect from time to time, a portion of which may be satisfied by the Company’s group term life insurance. The Company also agreed to provide Mr. Best with the use of an automobile, along with reasonable insurance and maintenance costs, as well as reimbursement for country and dining club memberships and reasonable business expenses.

The Best Employment Agreement contains customary confidentiality and restrictive covenant provisions. For a period of 12 months following termination of employment for any reason, Mr. Best has agreed that he will not: (1) solicit customers, potential customers or suppliers for or on behalf of a competing business (as defined under the Best Employment Agreement); (2) recruit employees of the Bank or Company for a competing business; or (3) serve as a director, officer, employee or investor in a competing business.

Thomas P. Tulaney Employment Agreement

We are party to an employment agreement with our President and Chief Operating Officer, Thomas P. Tulaney, dated May 30, 2012 (the “Tulaney Employment Agreement”) that automatically renews annually unless either party terminates the agreement earlier in accordance with the provisions of the Tulaney Employment Agreement.

The Tulaney Employment Agreement provides for an annual base salary, which is subject to annual review by the compensation committee. In 2023, Mr. Tulaney’s annual base salary increased from $325,000 to $335,000. In the event of an across-the-board salary reduction affecting all of the Company’s management employees, we may decrease Mr. Tulaney’s base salary. The Tulaney Employment Agreement also provides that Mr. Tulaney will be eligible to:

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●	receive an annual cash incentive payment targeted at 35 percent of his base salary with the actual payment based on achievement of corporate and individual performance goals, as determined by the compensation committee from time to time;
●	participate in his SERP arrangement; and
●	participate in our long-term incentive equity-based compensation plans.

The Tulaney Employment Agreement contains customary confidentiality and restrictive covenant provisions. For a period of 12 months following termination of employment for any reason other than in connection with a change of control (in which case the applicable period is 24 months), Mr. Tulaney has agreed that he will not: (1) solicit customers, potential customers or suppliers for or on behalf of a competing business (as defined under the agreement); (2) recruit employees of the Bank or Company for a competing business; or (3) serve as a director, officer, employee or investor, or otherwise engage, in a competing business.

Neal D. Koplin Employment Agreement

We are party to an employment agreement dated August 27, 2014, with Neal D. Koplin, our Senior Executive Vice President and Chief Banking Officer (the “Koplin Employment Agreement”) that automatically renews annually unless either party terminates the agreement earlier in accordance with the provisions of the Koplin Employment Agreement.

In 2023, Mr. Koplin’s annual base salary increased from $290,000 to $295,800. The Koplin Employment Agreement also provides that Mr. Koplin will be eligible to:

●	receive an annual cash incentive payment targeted at 30 percent of his base salary, with the actual payment based on achievement of corporate and individual performance goals, as determined by the compensation committee from time to time;
●	participate in his SERP arrangement; and
●	participate in our long-term incentive equity-based compensation plans.

The Koplin Employment Agreement contains customary confidentiality and non-solicitation provisions. For a period of 12 months following termination of employment for any reason other than in connection with a change of control (in which case the applicable period is 36 months), Mr. Koplin has agreed that he will not solicit customers, potential customers or suppliers for or on behalf of a competing business (as defined under the agreement), and will not recruit employees of the Bank or Company for a competing business.

The Company also agreed to provide Mr. Koplin with a monthly automobile allowance, currently satisfied by the Company’s providing Mr. Koplin use of a Company-owned automobile, as well as reimbursement for a country club membership and reasonable business expenses.

Timothy H. Kirtley Employment Agreement

We are party to an employment agreement dated September 30, 2016 with Timothy H. Kirtley, our Executive Vice President, Chief Risk Officer and Corporate Secretary, which was amended as of December 5, 2017 and May 8, 2020 (as amended, the “Kirtley Employment Agreement”). The Kirtley Employment Agreement is automatically renewed on annual basis date for an annual renewal term unless either party provides notice of non-renewal in accordance with the provisions of the Kirtley Employment Agreement.

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The Kirtley Employment Agreement provides for an annual base salary, which is subject to annual review by the compensation committee. In 2023, Mr. Kirtley’s annual base salary increased from $250,000 to $255,000. The Kirtley Employment Agreement also provides that Mr. Kirtley will be eligible to receive an annual cash incentive payment targeted at 30 percent of his base salary, with the actual payment based on achievement of corporate and individual performance goals, as determined by the compensation committee from time to time.

The Kirtley Employment Agreement contains customary confidentiality and restrictive covenant provisions. For a period of 12 months following termination of employment for any reason other than in connection with a change of control (in which case the applicable period is 24 months), Mr. Kirtley has agreed that he will not: (1) solicit customers, potential customers or suppliers for or on behalf of a competing business (as defined under the agreement); (2) recruit employees of the Bank or Company for a competing business; or (3) serve as a director, officer, employee or investor, or otherwise engage, in a competing business.

John R. Anderson III Severance Agreement

On September 27, 2023, the compensation committee approved an amended and restated severance agreement with Mr. Anderson. Mr. Anderson’s severance agreement provides him with certain severance benefits in the event that he is terminated without cause or resigns for good reason (each as defined in the severance agreement). In the event of such a termination, Mr. Anderson will be entitled to receive, for a period of 12 months following such termination, monthly payments equal to the sum of 1/12th of Mr. Anderson’s base salary at the time of termination plus 1/12th of the average annual bonus paid to Mr. Anderson in the 3 fiscal years ending before his date of termination, monthly COBRA continuation premium payments for up to 12 months and up to $20,000 for executive outplacement assistance. If Mr. Anderson is terminated without cause or resigns for good reason within 24 months following a change of control or within 24 months of the closing date of the proposed FNCB merger, Mr. Anderson will be entitled to receive, in lieu of any other severance benefits, for a period of 24 months following such termination, monthly payments equal to the sum of 1/12th of Mr. Anderson’s base salary at the time of termination plus 1/12th of the average annual bonus paid to Mr. Anderson in the 3 fiscal years ending before his date of termination, COBRA continuation premium payments for up to 18 months and up to $20,000 for executive outplacement assistance. Payment of severance under the severance agreement is contingent upon Mr. Anderson’s execution and delivery of a release of claims against the Company.

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Outstanding Equity Awards at Fiscal Year

The following table sets forth information concerning equity awards outstanding as of December 31, 2023.

Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(7)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(6)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(7)
Craig W. Best(1)	2,187	106,507	5,002	243,597

Thomas P. Tulaney(2)	1,105	53,814	2,530	123,211

Neal D. Koplin(3)	964	46,947	2,244	109,283

Timothy H. Kirtley(4)	840	40,908	1,936	94,283

John R. Anderson III(5)	848	41,298	1,956	95,257

(1)	Mr. Best’s outstanding equity awards consist of 379 shares of restricted stock, subject to vesting in one annual installment on March 11, 2024; 673 shares of restricted stock, subject to vesting in two annual installments on March 11, 2024, and 2025; 1,135 shares of restricted stock, subject to vesting in three annual installments on March 11, 2024, 2025, and 2026; 2,354 unearned performance-vested restricted stock units that would be earned for achieving target performance goals over a three-year period ending December 31, 2024; and 2,648 unearned performance-vested restricted stock units that would be earned for achieving target performance goals over a three-year period ending December 31, 2025.

(2)	Mr. Tulaney’s outstanding equity awards consist of 191 shares of restricted stock, subject to vesting in one annual installment on March 11, 2024; 339 shares of restricted stock, subject to vesting in two annual installments on March 11, 2024 and 2025; 575 shares of restricted stock, subject to vesting in three annual installments on March 11, 2024, 2025, and 2026; 1,188 unearned performance-vested restricted stock units that would be earned for achieving target performance goals over a three-year period ending December 31, 2024; and 1,342 unearned performance-vested restricted stock units that would be earned for achieving target performance goals over a three-year period ending December 31, 2025.

(3)	Mr. Koplin’s outstanding equity awards consist of 153 shares of restricted stock, subject to vesting in one annual installment on March 11, 2024; 303 shares of restricted stock, subject to vesting in two annual installments on March 11, 2024 and 2025; 508 shares of restricted stock, subject to vesting in three annual installments on March 11, 2024, 2025, and 2026; 1,060 unearned performance-vested restricted stock units that would be earned for achieving target performance goals over a three-year period ending December 31, 2024; and 1,184 unearned performance-vested restricted stock units that would be earned for achieving target performance goals over a three-year period ending December 31, 2025.

(4)	Mr. Kirtley’s outstanding equity awards consist of 141 shares of restricted stock, subject to vesting in one annual installment on March 11, 2024; 261 shares of restricted stock, subject to vesting in two annual installments on March 11, 2024 and 2025; 438 shares of restricted stock, subject to vesting in three annual installments on March 11, 2024, 2025, and 2026; 914 unearned performance-vested restricted stock units that would be earned for achieving target performance goals over a three-year period ending December 31, 2024; and 1,022 unearned performance-vested restricted stock units that would be earned for achieving target performance goals over a three-year period ending December 31, 2025.

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(5)	Mr. Anderson’s outstanding equity awards consist of 141 shares of restricted stock, subject to vesting in one annual installment on March 11, 2024; 261 shares of restricted stock, subject to vesting in two annual installments on March 11, 2024, and 2025; 446 shares of restricted stock, subject to vesting in three annual installments on March 11, 2024, 2025, and 2026; 914 unearned performance-vested restricted stock units that would be earned for achieving target performance goals over a three-year period ending December 31, 2024; and 1,042 unearned performance-vested restricted stock units that would be earned for achieving target performance goals over a three-year period ending December 31, 2025.

(6)	These amounts reflect a portion of the unvested RSUs that may become vested based on the actual performance over the applicable performance periods. For purposes of calculating the amounts set forth in the table and based on performance through December 31, 2023, it is assumed that the RSUs will be earned at target; however, the number of shares actually earned will depend upon actual performance over the applicable performance periods.

(7)	Market value is based on a closing price of $48.70 per share of our common stock on December 29, 2023.

Stock Vested

The following table sets forth information concerning restricted stock that vested during the fiscal year ended December 31, 2023.

Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Craig W. Best	1,054	49,749	(1)
Thomas P. Tulaney	521	24,591	(2)
Neal D. Koplin	442	20,862	(3)
Timothy H. Kirtley	396	18,691	(4)
John R. Anderson III	391	18,455	(5)

(1)	Mr. Best’s restricted stock awards consist of 1,054 shares; 340 shares of restricted stock based on the closing price of $47.20 per share of our common stock on the vesting date, March 11, 2023; 378 shares of restricted stock based on the closing price of $47.20 per share of our common stock on the vesting date, March 11, 2023; and 336 shares of restricted stock based on the closing price of $47.20 per share of our common stock on the vesting date, March 11, 2023.

(2)	Mr. Tulaney’s restricted stock awards consist of 521 shares; 160 shares of restricted stock based on the closing price of $47.20 per share of our common stock on the vesting date, March 11, 2023; 191 shares of restricted stock based on the closing price of $47.20 per share of our common stock on the vesting date, March 11, 2023; and 170 shares of restricted stock based on the closing price of $47.20 per share of our common stock on the vesting date, March 11, 2023.

(3)	Mr. Koplin’s restricted stock awards consist of 442 shares; 138 shares of restricted stock based on the closing price of $47.20 per share of our common stock on the vesting date, March 11, 2023; 153 shares of restricted stock based on the closing price of $47.20 per share of our common stock on the vesting date, March 11, 2023; and 151 shares of restricted stock based on the closing price of $47.20 per share of our common stock on the vesting date, March 11, 2023.

(4)	Mr. Kirtley’s restricted stock awards consist of 396 shares; 124 shares of restricted stock based on the closing price of $47.20 per share of our common stock on the vesting date, March 11, 2023, 141 shares of restricted stock based on the closing price of $47.20 per share of our common stock on the vesting date, March 11, 2023, and 131 shares of restricted stock based on the closing price of $47.20 per share of our common stock on the vesting date, March 11, 2023.

(5)	Mr. Anderson’s restricted stock awards consist of 391 shares; 119 shares of restricted stock based on the closing price of $47.20 per share of our common stock on the vesting date, March 11, 2023, 141 shares of restricted stock based on the closing price of $47.20 per share of our common stock on the vesting date, March 11, 2023 and 131 shares of restricted stock based on the closing price of $47.20 per share of our common stock on the vesting date, March 11, 2023.

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The following table sets forth information concerning performance-vested restricted stock units that vested during the fiscal year ended December 31, 2023.

Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Craig W. Best	3,496	184,861
Thomas P. Tulaney	1,764	85,907
Neal D. Koplin	1,412	68,764
Timothy H. Kirtley	1,303	63,456
John R. Anderson III	1,303	63,456

(1)	Based on the closing price of $48.70 per share of our common stock on the vesting date, December 31, 2023.

Pension Benefits

The following table sets forth information concerning our plans that provide for payments or other benefits at, following, or in connection with, retirement for each of the named executive officers.

Name	Plan Name	Number of Years of Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payment During Last Fiscal Year ($)
Craig W. Best	Penseco Employees’ Pension Plan	3	98,078	–
John R. Anderson III	Penseco Employees’ Pension Plan	18	68,822	–
Thomas P. Tulaney	Supplemental Executive Retirement Plan	12	1,608,779	–
Neal D. Koplin	Supplemental Executive Retirement Plan	7	448,281	–
Timothy H. Kirtley	Supplemental Executive Retirement Plan	2	49,540	–
John R. Anderson III	Supplemental Executive Retirement Plan	2	69,147	–

(1)	Represents the number of benefit years of service credited to the executive officer under the plan, computed as of the same pension plan measurement date used for financial statement reporting purposes with respect to the registrant’s audited financial statements for the last completed fiscal year. The Penseco Employees’ Pension Plan was frozen as of June 2008, and no additional years of services are being credited under such plan.

(2)	Reflects the actuarial present value of the named executive officer’s accumulated benefit under the plan(s), computed as of the same measurement date used for financial statement reporting purposes with respect to the registrant’s audited financial statements for the last completed fiscal year.

The information in the foregoing table for Messrs. Best and Anderson includes information related to the Penseco Employees’ Pension Plan, a qualified defined benefit retirement plan. As of June 2008, no further benefits are being accrued in this plan. The plan provides for fixed benefits payable for life upon retirement at the age of 65, based on length of service and compensation levels as defined in the plan. The information in the table has been determined using interest rate and mortality rate assumptions consistent with those used in the preparation of the Company’s financial statements. Messrs. Best and Anderson participate in the Employees’ Pension Plan on the same basis as all other former Penseco employees who were participants as of June 2008, and receive only those benefits that are available to all such other employees.

Under his SERP arrangement, Mr. Tulaney is eligible to earn a benefit of $114,600 per year commencing upon his retirement at age 65 and continuing for twenty years. Mr. Tulaney may receive lesser or equal benefits upon a qualifying termination of employment that occurs prior to Mr. Tulaney reaching age 65.

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Under his SERP arrangement, Mr. Koplin is eligible to earn a benefit of $62,000 per year commencing upon his retirement at age 67 and continuing for fifteen years. Mr. Koplin may receive lesser or equal benefits upon a qualifying termination of employment that occurs prior to Mr. Koplin reaching age 67.

Under his SERP arrangement, Mr. Kirtley is eligible to earn a benefit of $50,000 per year commencing upon his retirement at age 65 and continuing for ten years. Mr. Kirtley may receive lesser or equal benefits upon a qualifying termination of employment that occurs prior to Mr. Kirtley reaching age 65.

Under his SERP arrangement, Mr. Anderson is eligible to earn a benefit of $50,000 per year commencing upon his retirement at age 65 and continuing for ten years. Mr. Anderson may receive lesser or equal benefits upon a qualifying termination of employment that occurs prior to Mr. Anderson reaching age 65.

Nonqualified Deferred Compensation

The following table sets forth nonqualified deferred compensation contributions during the year ended December 31, 2023.

Name	Executive Contributions in 2023($)	Company Contributions in 2023($)		Aggregate Earnings in 2023($)		Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at December 31, 2023($)
Craig W. Best	–	17,239	(1)	–		–	197,522
Craig W. Best	52,000	26,000	(2)	135,444	(3)	–	896,812
Craig W. Best	–	80,000	(4)	62,084	(5)	–	1,312,868

(1)	Represents Company accrued contributions for the 2023 plan year under the Excess Benefit Plan, which contributions are included in “All Other Compensation” in the Summary Compensation Table set forth above.
(2)	Represents Company matching contributions under the Executive Deferred Compensation Plan, which contributions are included in “All Other Compensation” in the Summary Compensation Table set forth above.
(3)	Represents earnings on balances in the Executive Deferred Compensation Plan No 1.
(4)	Represents Company contributions under the Deferred Compensation Plan No. 2, which contributions are included in “All Other Compensation” in the Summary Compensation Table set forth above.
(5)	Represents earnings on balances in the Deferred Compensation Plan No. 2.

Excess Benefit Plan. The company contribution set forth in the table above represents our contribution pursuant to the Excess Benefit Plan maintained for Mr. Best. The plan provides Mr. Best with benefits in an amount which is equivalent to the excess, if any, of the matching and ESOP contributions he would have been entitled to receive under the 401(k) Plan and ESOP if those plans were administered without regard to the limitations required by Section 401(a)(17) of the Internal Revenue Code and any regulations thereunder, over the amount he is entitled to receive under those plans for the applicable plan year. The Excess Benefit Plan is intended to be an unfunded excess benefit plan.

The benefit described above is to be computed as of the date of Mr. Best’s separation from service. The accrued benefit will become payable if Mr. Best separates from service for any reason. If a change in control (as defined in the Excess Benefit Plan) occurs, the accrued benefit at the date of the change in control shall be valued and payable according to the provisions set forth below as if the change in control constituted a separation from service.

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Mr. Best, or his beneficiaries, will be entitled to receive, by virtue of his separation from service, a distribution in an aggregate amount equal to his accrued benefit. The actuarial equivalent of his accrued benefit will be distributed in a single lump sum payment within five days following the date that is six months after the date Mr. Best separates from service.

If Mr. Best dies before terminating his employment with the Bank and before the commencement of payments under the Excess Benefit Plan, the actuarial equivalent of the entire value of his accrued benefit will be paid, in a single lump sum, within sixty days following the date of his death, to his designated beneficiaries.

If Mr. Best’s employment had terminated on December 31, 2023 his accrued benefit under the Excess Benefit Plan would have been $197,522.

Executive Deferred Compensation Plan. The Executive Deferred Compensation Plan is an account-based deferred compensation arrangement that provides Mr. Best an opportunity to defer base salary and annual bonus compensation and requires the Company to make matching contributions to Mr. Best’s account in an amount equal to 50 percent of Mr. Best’s deferrals, up to a maximum of six percent of Mr. Best’s salary and annual bonus for a given year. The Company may also contribute a discretionary contribution to Mr. Best’s account under the plan. Notional interest or earnings and losses, based on the investment returns under our 401(k) profit sharing plan, will also be credited. Distributions from the Executive Deferred Compensation Plan will be made upon Mr. Best’s retirement or other separation from service, or upon his death or a change in control if earlier.

Deferred Compensation Plan No. 2. The Deferred Compensation Plan No. 2 is an account-based deferred compensation arrangement contemplated by the amendment and restatement of Mr. Best’s employment agreement on January 3, 2011. Pursuant to the agreement, the Deferred Compensation Plan No. 2 provides Mr. Best an opportunity to defer base salary and bonus compensation and required the Company to make contributions to Mr. Best’s account in the amount of $61,375 on or around the time his employment agreement was amended and restated, followed by credits of $60,000 each August 1 beginning in 2011 and ending in 2014. The plan was amended August 31, 2014 and, as amended, requires an annual contribution of $80,000 per year from 2015 through 2019 subject to Mr. Best’s continued employment. On January 30, 2020, a Second Amendment to the Amended and Restated Deferred Compensation Plan No. 2 was approved. The second amendment provides for a contribution of $80,000 each August 1 from 2020 through 2024, each conditioned on Mr. Best’s continued employment through the applicable date. Notional interest will be credited to such deferred amounts and Mr. Best’s account will be distributed upon his retirement or other separation from service, or upon his death or a change in control if earlier. The second amendment provides that with respect to the benefit attributable to contributions accrued on August 1, 2020 and thereafter, subject to the other terms and conditions of the plan, such benefit will be paid in a lump sum within forty-five (45) days following Mr. Best’s separation from service. With respect to the benefit attributable to contributions accrued through August 1, 2019, such benefit will be paid in one hundred twenty (120) consecutive monthly installments.

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Potential Post-Termination Benefits

Payments Made Upon Termination of Employment. The following chart summarizes the total benefits payable to the named executive officers upon a termination of employment, assuming that the termination occurred on December 31, 2023 and based on a closing price of $48.70 per share of our common stock on December 31, 2023:

	Termination	Termination for	Termination After a
Name	Without “Cause”	“Good Reason”	Change in Control
Craig W. Best	3,670,367	3,670,367	4,570,433
Thomas P. Tulaney	2,588,150	2,588,150	3,280,919
Neal D. Koplin	848,160	–	1,756,153
Timothy H. Kirtley	409,024	352,064	1,136,140
John R. Anderson III	441,127	361,797	1,196,508

Payments Made Upon Termination for Cause. Under the employment agreements with Messrs. Best, Tulaney, Koplin and Kirtley, we may terminate their employment for cause (as defined in the agreement) at any time. Mr. Anderson is an at-will employee without an employment agreement. If any of the named executive officers is terminated for cause, he will receive only accrued compensation and vested benefits through his termination date.

Payments Made Upon Termination Without Cause or For Good Reason. Craig W. Best – Upon termination by the Company without cause (as defined in his employment agreement) or voluntary termination by Mr. Best with good reason (as defined in his employment agreement), he will receive his accrued compensation and other benefits through his termination date, along with a severance payment equal to 24 months of payments based upon base salary and average annual incentive and bonus payments and $30,000 in outplacement assistance to be paid by us to a firm selected by Mr. Best. In addition, the Company will pay the applicable premium otherwise payable for COBRA continuation coverage for the executive, his spouse and any dependents for a period of 24 months following termination. If the Company terminated Mr. Best’s employment without cause or he resigned with good reason on December 31, 2023, the cash severance payment due under his employment agreement (based solely on Mr. Best’s then current cash compensation and average annual incentive and bonus payments, without regard to future adjustments, incentives or bonuses) would have been $1,190,073. In addition, Mr. Best would have received the outplacement assistance noted above, payment of health insurance premiums valued at $43,092, and payment of accrued benefits of $197,522 under the Excess Benefit Plan, $896,812 under the Executive Deferred Compensation Plan and $1,312,868 under Deferred Compensation Plan No. 2. The Best Employment Agreement provides that payment of severance is contingent upon Mr. Best’s execution and delivery of a release agreement to the Company and the Bank.

Thomas P. Tulaney – Pursuant to the terms of his employment agreement, upon termination by the Company without cause (as defined in his employment agreement) or voluntary termination by Mr. Tulaney with good reason (as defined in his employment agreement), he will receive his accrued compensation and other benefits through his termination date, along with a severance payment equal to 12 months of payments based upon base salary and average annual incentive and bonus payments. In addition, the Company will pay the applicable premium otherwise payable for COBRA continuation coverage for the executive, his spouse and dependents for a period of 18 months following termination. If the Company terminated Mr. Tulaney’s employment without cause or he resigned with good reason on December 31, 2023, the cash severance payment due under his employment agreement (based solely on Mr. Tulaney’s then current base salary and average annual incentive and bonus payments, without regard to future adjustments, incentives or bonuses) would have been $419,831. In addition, Mr. Tulaney would have received payment of health insurance premiums valued at $32,319 and, upon termination by the Company without cause or any voluntary termination by Mr. Tulaney (including for good reason), $106,800 per year, payable in monthly installments for twenty years, under his SERP. The Tulaney Employment Agreement provides that payment of severance is contingent upon Mr. Tulaney’s execution and delivery of a release agreement to the Company and the Bank.

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Neal D. Koplin – Pursuant to the terms of his employment agreement, upon termination by the Company without cause (as defined in his employment agreement), we are obligated to, among other things, make monthly payments to Mr. Koplin for one (1) year following the termination equal to 1/12th of Mr. Koplin’s base salary at the time of termination. If the company terminated Mr. Koplin’s employment without cause on December 31, 2023, the cash severance payment due under his employment agreement (based solely on Mr. Koplin’s then current base salary, without regard to future base salary adjustments) would have been $295,800. Payment of severance under the Koplin Employment Agreement is contingent upon Mr. Koplin’s execution and delivery of a release agreement to the Company and the Bank. In addition, upon termination by the Company without cause, Mr. Koplin would have received $36,824 per year, payable in monthly installments for fifteen years, under his SERP.

Timothy H. Kirtley – Pursuant to the terms of his employment agreement, upon termination by the Company without cause (as defined in his employment agreement) or voluntary termination by Mr. Kirtley with good reason (as defined in his employment agreement), he will receive his accrued compensation and other benefits through his termination date, along with a severance payment equal to 12 months of payments based upon base salary and average annual incentive and bonus payments. In addition, the Company will pay the applicable premium otherwise payable for COBRA continuation coverage for the executive, his spouse and dependents for a period of 18 months following termination. If the Company terminated Mr. Kirtley’s employment without cause or he resigned with good reason on December 31, 2023, the cash severance payment due under his employment agreement (based solely on Mr. Kirtley’s then current base salary and average annual incentive and bonus payments, without regard to future adjustments, incentives or bonuses) would have been $315,206. In addition, Mr. Kirtley would have received payment of health insurance premiums valued at $36,858. Payment of severance under the Kirtley Employment Agreement is contingent upon Mr. Kirtley’s execution and delivery of a release agreement to the Company and the Bank. In addition, upon termination by the Company without cause, Mr. Kirtley would have received $5,696 per year, payable in monthly installments for ten years, under his SERP.

John R. Anderson III – Pursuant to the terms of his severance agreement, upon termination by the Company without cause (as defined in his severance agreement) or voluntary termination by Mr. Anderson with good reason (as defined in his severance agreement), Mr. Anderson will be entitled to receive, for a period of 12 months following such termination, monthly payments equal to the sum of 1/12th of Mr. Anderson’s base salary at the time of termination plus 1/12th of the average annual bonus paid to Mr. Anderson in the 3 fiscal years ending before his date of termination, monthly COBRA continuation premium payments for up to 12 months and up to $20,000 for executive outplacement assistance. If the Company terminated Mr. Anderson’s employment without cause or he resigned with good reason on December 31, 2023, the cash severance payment due under his severance agreement (based solely on Mr. Anderson’s then current base salary and average annual incentive and bonus payments, without regard to future adjustments, incentives or bonuses) would have been $317,225, the COBRA premiums valued at $24,572 and outplacement benefits of up to $20,000. In lieu of the foregoing benefits, if Mr. Anderson is terminated without cause or resigns for good reason within 24 months of the closing date of the proposed FNCB merger, Mr. Anderson will be entitled to receive, for a period of 24 months following such termination, monthly payments equal to the sum of 1/12th of Mr. Anderson’s base salary at the time of termination plus 1/12th of the average annual bonus paid to Mr. Anderson in the 3 fiscal years ending before his date of termination, COBRA continuation premium payments for up to 18 months and up to $20,000 for executive outplacement assistance. In addition, upon termination by the Company without cause, Mr. Anderson would have received $7,933 per year, payable in monthly installments for ten years, under his SERP.

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Payments Made Upon Disability or Death. The employment agreements with Messrs. Best, Tulaney, Koplin and Kirtley provide that, upon termination due to the executive’s death or disability, he will receive only accrued compensation and vested benefits through his termination date. Likewise, upon a termination due to Mr. Anderson’s death or disability, he will receive only accrued compensation and vested benefits through his termination date.

If Mr. Best’s employment terminated December 31, 2023 due to his death or disability, he would be entitled to receive payment of accrued benefits of $197,522 under the Excess Benefit Plan, $896,812 under the Executive Deferred Compensation Plan and $1,312,868 under Deferred Compensation Plan No. 2. In addition, he would have received accelerated vesting of $39,885 or $106,507 in restricted stock, if terminated due to death or disability, respectively, and accelerated vesting of $119,364 in RSUs if terminated due to death. If terminated due to death at December 31, 2023, Mr. Best’s estate would have been entitled to $593,000 in life insurance benefits, in addition to any benefit under the group life insurance plan maintained for employees generally.

If Mr. Tulaney’s employment terminated December 31, 2023 due to his death or disability, under his SERP he would be entitled to receive, respectively, $114,600 per year or $106,800 per year, in either case payable in monthly installments for twenty years. In addition, he would have received accelerated vesting of $20,113 or $53,814 in restricted stock, if terminated due to death or disability, respectively, and accelerated vesting of $60,339 in RSUs if terminated due to death.

If Mr. Koplin’s employment terminated December 31, 2023 due to his death or disability, under his SERP he would be entitled to receive, respectively, $62,000 per year or $36,824 per year, in either case payable in monthly installments for fifteen years. In addition, he would have received accelerated vesting of $17,240 or $46,947 in restricted stock, if terminated due to death or disability, respectively, and accelerated vesting of $53,570 in RSUs if terminated due to death.

If Mr. Kirtley’s employment terminated December 31, 2023 due to his death or disability, under his SERP he would be entitled to receive, respectively, $50,000 per year or $5,696 per year, in either case payable in monthly installments for ten years. If Mr. Kirtley’s employment terminated December 31, 2023 he would have received accelerated vesting of $15,146 or $40,908 in restricted stock, if terminated due to death or disability, respectively, and accelerated vesting of $46,216 in RSUs if terminated due to death.

If Mr. Anderson’s employment terminated December 31, 2023 due to his death or disability, under his SERP he would be entitled to receive, respectively, $50,000 per year or $7,933 per year, in either case payable in monthly installments for ten years. If Mr. Anderson’s employment terminated December 31, 2023 he would have received accelerated vesting of $15,243 or $41,298 in restricted stock, if terminated due to death or disability, respectively, and accelerated vesting of $46,557 in RSUs if terminated due to death.

Payments Made Upon a Change in Control. In accordance with the terms of their employment agreements, our named executive officers are entitled to the following payments upon termination in connection with a change of control:

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Craig W. Best – If we terminate Mr. Best without cause or Mr. Best terminates for good reason within 36 months of a change in control, he will receive, in addition to previously accrued compensation and benefits, monthly severance payments for 36 months following termination, equal to the sum of 1/12th of the executive’s base salary at the time of termination and 1/12th of the average bonus and incentive payment that Mr. Best received over the prior three years. In addition, the Company will pay the applicable premium otherwise payable for COBRA continuation coverage for the executive and his spouse for a period of 36 months following termination. If Mr. Best was terminated without cause or resigned for good reason on December 31, 2023 following a change in control, the cash severance payment due under his employment agreement (based solely on Mr. Best’s then current base salary and average bonus and incentive payments, without regard to future adjustments, bonuses or incentives) would have been $1,785,110. In addition, Mr. Best would have received payment of health insurance premiums valued at $64,638, and payment of accrued benefits of $197,522 under the Excess Benefit Plan, $896,812 under the Executive Deferred Compensation Plan and $1,312,868 under Deferred Compensation Plan No. 2. In the event that Mr. Best had been terminated without cause or had resigned for good reason on December 31, 2023, within 12 months following a change of control, he would have received accelerated vesting of $39,885 in restricted stock and accelerated vesting of $243,597 in RSUs. For purposes of calculating accelerated vesting of RSUs upon a change of control, based on performance through December 31, 2023, it is assumed that RSUs would be earned at target.

Thomas P. Tulaney – Pursuant to the terms of his employment agreement, if we terminate Mr. Tulaney without cause or Mr. Tulaney terminates for good reason within 24 months of a change in control, he will receive, in addition to previously accrued compensation and benefits, monthly severance payments for 24 months following termination, equal to the sum of 1/12th of the executive’s base salary at the time of termination and 1/12th of average annual incentive and bonus payments. In addition, the Company will pay the applicable premium otherwise payable for COBRA continuation coverage for the executive, his spouse and any dependents for a period of 24 months following termination. If Mr. Tulaney was terminated without cause or resigned for good reason on December 31, 2023 following a change in control, the cash severance payment due under his employment agreement (based solely on Mr. Tulaney’s then current base salary and average annual incentive and bonus payments, without regard to future adjustments, incentives or bonuses) would have been $839,663. In addition, Mr. Tulaney would have received payment of health insurance premiums valued at $43,092, accelerated vesting of $20,113 in restricted stock and accelerated vesting of $123,211 in RSUs, and $112,742 per year, payable in monthly installments for twenty years, under his SERP. For purposes of calculating accelerated vesting of RSUs upon a change of control, based on performance through December 31, 2023, it is assumed that RSUs would be earned at target.

Neal D. Koplin – In the event that Mr. Koplin is terminated within 24 months following a change of control (as defined in his employment agreement) or resigns for good reason (as defined in his employment agreement), he will be entitled to the salary payments described above for a period of three (3) years following termination (in lieu of one (1) year). Payment of severance under the Koplin Employment Agreement is in each case contingent upon Mr. Koplin’s execution and delivery of a release agreement to the Company and the Bank. If Mr. Koplin was terminated without cause or resigned for good reason on December 31, 2023 following a change in control, the cash severance due to Mr. Koplin under his employment agreement would have been $887,400. In addition, Mr. Koplin would have received accelerated vesting of $17,240 in restricted stock and accelerated vesting of $109,283 in RSUs, and $53,520 per year, payable in monthly installments for fifteen years, under his SERP. For purposes of calculating accelerated vesting of RSUs upon a change of control, based on performance through December 31, 2023, it is assumed that RSUs would be earned at target.

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Timothy H. Kirtley – Pursuant to the terms of his employment agreement, if we terminate Mr. Kirtley without cause or Mr. Kirtley terminates for good reason within 24 months of a change in control, he will receive, in addition to previously accrued compensation and benefits, monthly severance payments for 24 months following termination, equal to the sum of 1/12th of the executive’s base salary at the time of termination and 1/12th of average annual incentive and bonus payments. In addition, the Company will pay the applicable premium otherwise payable for COBRA continuation coverage for the executive, his spouse and any dependents for a period of 18 months following termination. If Mr. Kirtley was terminated without cause or resigned for good reason on December 31, 2023 following a change in control, the cash severance payment due under his employment agreement (based solely on Mr. Kirtley’s then current base salary and average annual incentive and bonus payments, without regard to future adjustments, incentives or bonuses) would have been $630,413. In addition, Mr. Kirtley would have received payment of health insurance premiums valued at $36,858, accelerated vesting of $15,146 in restricted stock and accelerated vesting of $94,283 in RSUs, and $35,944 per year, payable in monthly installments for ten years, under his SERP. For purposes of calculating accelerated vesting of RSUs upon a change of control, based on performance through December 31, 2023, it is assumed that RSUs would be earned at target.

John R. Anderson III – Pursuant to the terms of his severance agreement, if we terminate Mr. Anderson without cause or Mr. Anderson terminates for good reason within 24 months of a change in control, he will receive, in addition to previously accrued compensation and benefits, monthly severance payments for 24 months following termination, equal to the sum of 1/12th of the executive’s base salary at the time of termination and 1/12th of average annual bonus payments paid in the 3 fiscal years ending before his date of termination. In addition, the Company will pay the applicable premium otherwise payable for COBRA continuation coverage for the executive, his spouse and any dependents for a period of 18 months following termination and pay and up to $20,000 for executive outplacement assistance. If Mr. Anderson was terminated without cause or resigned for good reason on December 31, 2023 following a change in control, the cash severance payment due under his severance agreement (based solely on Mr. Anderson’s then current base salary and average annual incentive and bonus payments, without regard to future adjustments, incentives or bonuses) would have been $634,450. In addition, Mr. Anderson would have received payment of health insurance premiums valued at $36,858, accelerated vesting of $15,243 in restricted stock and accelerated vesting of $95,257 in RSUs, and $39,470 per year, payable in monthly installments for ten years, under his SERP, and up to $20,000 in outplacement assistance. For purposes of calculating accelerated vesting of RSUs upon a change of control, based on performance through December 31, 2023, it is assumed that RSUs would be earned at target.

Pay Ratio Disclosure

We identified our median employee as of December 31, 2023, using our entire employee population, other than our principal executive officer, and the total base salary or wages, plus bonus, earned by those employees during the 2023 calendar year. We calculated the total compensation of our median employee in the same manner that the total compensation of our principal executive officer is calculated in the summary compensation table, although the median employee’s total compensation consisted solely of salary, bonus and contributions to our ESOP and 401(k) profit sharing plan. Based on this methodology, the 2023 total compensation of our median employee was $50,710. The 2023 total compensation of our principal executive officer was $927,073 and the ratio of the median employee’s total compensation to our principal executive officer’s total compensation for 2023 was 1:18.3.

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Pay Versus Performance Disclosure

The table below shows the following information for the past three fiscal years: (i) “total” compensation for our named executive officers (“NEOs”) for purposes of the “Summary compensation table”; (ii) the “Compensation actually paid” to named executive officers (calculated using rules required by the SEC); (iii) our total shareholder return (“TSR”); (iv) the TSR of the S&P U.S. BMI Banks Index; (v) our net income; and (vi) our return on average tangible common equity. “Compensation actually paid” does not represent the value of cash and shares of the Company’s common stock received by named executive officers during the year, but rather is an amount calculated under SEC rules and includes, among other things, year-over-year changes in the value of unvested equity-based awards. As a result of the calculation methodology required by the SEC, “Compensation actually paid” amounts below differ from compensation actually received by the individuals.

Year	“Summary compensation table” total for CEO(1)	Compensation actually paid to CEO(2)	Average “Summary compensation table” total for other NEOs(1)	Average compensation actually paid to other NEOs(2)	Company TSR(3)	Peer group TSR(3)	Net income (in thousands)	Return on average tangible common equity(4)
2023	$927,073	$894,021	$517,313	$490,183	146.59	123.02	$27,380	10.30%
2022	$992,140	$1,002,424	$537,708	$529,093	150.38	112.77	$38,090	14.80%
2021	$1,009,089	$1,201,076	$587,389	$622,866	148.19	135.96	$43,519	12.94%

(1)	The CEO for each year reported was Craig W. Best. The other named executive officers, or NEOs, for each year reported were: Thomas P. Tulaney, Neal D. Koplin, Timothy H. Kirtley and John R. Anderson III.

(2)	SEC rules require certain adjustments be made to the “Summary compensation table” totals to determine “compensation actually paid” as reported in the “Pay versus performance table” above. The following table details the applicable adjustments that were made to determine “compensation actually paid” (all amounts are averages for the named executive officers other than the CEO):

Year	Executive(s)	“Summary compensation table” total	Deduct change in pension value	Add pension services costs	Deduct stock awards	Add year- end value of unvested equity awards granted in year	Change in value of unvested equity awards granted in prior years	Change in value of equity awards granted in prior years which vested in year	Deduct value of equity awards granted in prior years that failed to vest	Add dividends
2023	CEO	$927,073	$(6,996)	–	$(223,175)	$248,711	$(14,394)	$(15,868)	$(24,883)	$3,553
	Other NEOs	$517,313	$(66,964)	$50,329	$(96,684)	$107,737	$(6,206)	$(6,569)	$(10,290)	$1,518
2022	CEO	$992,140	–	–	$(217,333)	$235,405	$(4,312)	$(6,823)	–	$3,347
	Other NEOs	$537,708	$(60,394)	$47,076	$(94,081)	$101,904	$(1,778)	$(2,734)	–	$1,393
2021	CEO	$1,009,089	–	–	$(217,311)	$269,351	$73,039	$63,721	–	$3,187
	Other NEOs	$587,389	$(111,305)	$70,743	$(89,845)	$111,360	$29,005	$24,260	–	$1,258

(3)	TSR is determined based on the value of an initial fixed investment of $100 on December 31, 2020. The peer group TSR represents TSR of the S&P U.S. BMI Banks Index.

(4)	Return on average tangible common equity (ROATCE), a non-GAAP measure, is equal to net income divided by the difference of average stockholders’ equity minus average intangible assets. Consistent with its usage by our compensation committee, the 2021 return on average tangible common equity shown in the table above excludes an extraordinary gain on the sale of Visa Class B shares.

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The charts below describe the relationships between “compensation actually paid” to our named executive officers (NEOs), our total shareholder return (TSR), our net income and our return on average tangible common equity (ROATCE) for the last three completed fiscal years.

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Company’s Most Important Financial Performance Measures

The following were the most important financial performance measures, as determined by the Company, that link compensation actually paid to our CEO and other NEOs to the Company’s performance for the most recently completed fiscal year.

Earnings per share (EPS) growth Revenue growth Expense to asset ratio Loan growth Deposit growth	Asset growth Ratio of non-performing assets to average loans plus other real estate owned Ratio of net charge-offs to average loans

Each of these financial performance measures are used in our incentive programs to determine the level of payout. For more information on each of these performance measures, see “Components of the Compensation Program” beginning on page 25.

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2023 Director Compensation

The following table sets forth information concerning the compensation received by individuals who served as directors (other than Craig W. Best) during the year ended December 31, 2023.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
William E. Aubrey II	85,008	15,028	140	100,176
Sandra L. Bodnyk	64,012	15,028	373	79,413
Ronald G. Kukuchka	58,012	15,028	360	73,400
Richard S. Lochen, Jr.	78,016	15,028	131	93,175
James B. Nicholas	60,512	15,028	–	75,540
Elisa Zúñiga Ramirez	52,012	15,028	–	67,040
Joseph T. Wright, Jr.	75,008	15,028	319	90,355

(1)	The entries in the stock awards column reflect the aggregate grant date fair value of awards of restricted stock and time-vested restricted stock, computed in accordance with FASB ASC Topic 718, Compensation—Stock Compensation. See Notes 1 and 15 of the Notes to Consolidated Financial Statements for the fiscal year ended December 31, 2023 for a discussion of the relevant assumptions used to determine the valuation of our stock awards for accounting purposes. Each non-employee director serving as of December 31, 2023 received an award of 322 shares of restricted stock on January 11, 2024, which was fully vested upon grant. Amount is based on the December 2023 average share price of $46.67.
(2)	All other amounts reflect 2023 imputed income on supplemental life insurance split-dollar arrangements.

Each non-employee director receives $2,000 for attendance at each meeting of the board of the Company or the Bank, $500 for each committee meeting, and $300 each for certain advisory meetings. All non-employee directors receive a cash retainer of $20,000 per year. In addition, all non-employee directors receive an annual stock award having a target value of $15,000, based on the average closing price of our common stock during the month of December. The Chairman of the Board receives a retainer of $40,000 per year, and the Audit Committee Chairman receives an additional $417 per month; the Compensation Committee Chairman receives an additional $292 per month; the Nominating and Corporate Governance Committee Chairman receives an additional $250 per month; the Chair of the Bank’s Trust Committee receives an additional $209 per month; the Chair of the Bank’s Asset Liability Management Committee receives an additional $209 per month; the Chair of the Bank’s Asset Quality/Credit Committee receives an additional $209 per month; the Chair of the Information Technology Committee receives an additional $209 per month and the Chair of the ESG Committee receives an additional $209 per month.

We maintain a director supplemental life insurance plan. All directors are eligible for the life insurance benefit, subject to medical underwriting acceptance. The plan currently insures five directors. The director life insurance benefit of up to $100,000 per participating director is provided through a single premium bank-owned life insurance, or “BOLI,” program because BOLI is a more cost-effective way of providing the benefits. The eligible participating directors are not required to pay any premiums on the life insurance policy, but have the imputed value of the insurance coverage included in their taxable income.

Certain Relationships and Related Transactions

The Bank has made, and expects to continue to make, loans in the future to our directors and executive officers and their family members, and to firms, corporations, and other entities in which they and their family members maintain interests. All such loans require the prior approval of our board of directors. None of such loans are, as of the date of this proxy statement, or were at December 31, 2023, nonaccrual, past due, restructured or potential problems, and all of such loans were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Company or the Bank and did not involve more than the normal risk of collectability or present other unfavorable features.

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Except for loan transactions and employment described above, and deposits with the Bank, there were no transactions since the beginning of our last fiscal year, and there are no currently proposed transactions, in which we were or are to be a participant, the amount involved exceeds $120,000, and in which any related person who is also an executive officer had or will have a direct or indirect material interest.

The Bank has a formal process with respect to the review and approval of loans extended by it to related persons. In accordance with these procedures, all transactions with related persons must be approved or ratified by disinterested members of board of directors. All loans and commitments to lend included in such transactions were made under substantially the same terms, including interest rates, collateral, and repayment terms as those prevailing at the time for comparable transactions with other persons not related to the Bank and do not involve more than the normal risk of collection or present other unfavorable features.

Our code of business conduct and ethics, audit committee charter, and loan policy and procedures related to the approval of loans set forth our policies and procedures for the review, approval, or ratification of any transactions with related persons. Any transaction that involves the purchase from, sale to, or joint ownership with, a related person, of an interest in real or personal property must receive any required approvals of regulatory authorities confirming that the terms of such transactions are fair to, and in the best interests of the Company or the Bank; be supported by an independent appraisal not prepared by a related person or an employee of the Company or the Bank; and be approved in advance by a resolution duly adopted, with full disclosure, by our audit committee. Any extension of credit to a related person must be approved in advance by a resolution duly adopted after full disclosure by a majority of the entire board of directors of the Bank, with each interested director abstaining from participating, directly or indirectly, in the vote. All other transactions not expressly described in our code of conduct and ethics, in which any related person will have a direct or indirect material interest, are subject to review and approval by our audit committee.

Compensation Committee Interlocks and Insider Participation

During 2023, directors Aubrey, Bodnyk, Kukuchka, Lochen, Nicholas and Wright served as members of our compensation committee. Except for Mr. Lochen, who served as an executive officer of the Company from 2006 until 2010, no member of the compensation committee has ever served as an officer or employee of the Company or its subsidiaries. During 2023, there were no compensation committee interlocks between the Company or its subsidiaries and any other entity involving the Company or its subsidiaries or any such entity’s executive officers or directors.

Code of Ethics

We have adopted a code of conduct and ethics that applies to our directors and executive officers, including our principal executive officer, principal financial officer, principal accounting officer and other senior financial officers. Our code of conduct and ethics is available via our website, psbt.com, at the “Corporate Info – Governance Documents” page under “Investor Relations.”

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Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s officers and directors and persons who own more than ten percent of a registered class of the Company’s equity securities (“ten-percent holders”) to file reports of ownership and changes in ownership with the SEC. Officers, directors and ten-percent holders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file. To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company and representations that no other reports were required, during the fiscal year ended December 31, 2023, each of the Company’s officers, directors, and greater than ten-percent holders complied with all Section 16(a) filing requirements applicable to him or her, except that a Form 4 reporting one purchase was not filed on a timely basis by Mr. Wright.

Equity Compensation Plan Information

The table below sets forth information with respect to compensation plans under which equity securities of the Company were authorized for issuance as of December 31, 2023.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column)
Equity compensation plans approved by security holders: (1)	49,026(2)	N/A(3)	98,403(4)
Equity compensation plans not approved by security holders: None	–	N/A	–
Total	49,026(2)	N/A	98,403(4)

(1)	These plans are the Company’s 2023 Equity Incentive Plan and 2017 Equity Incentive Plan. The 2023 Equity Incentive Plan replaced the 2017 Equity Incentive Plan and no further awards will be made under the 2017 Equity Incentive Plan.

(2)	Represents shares that may be issued under awards of performance-vested restricted stock units if specified performance goals are met. Assumes shares issued upon vesting of performance-vested restricted stock units vest at the maximum number of shares that may be earned.

(3)	The weighted average exercise price does not apply to the performance-vested restricted stock units.

(4)	Includes 98,403 shares available for future issuance under the Company’s 2023 Equity Incentive Plan. If and to the extent that an award outstanding under the 2017 Equity Incentive Plan terminates, expires, is canceled or is forfeited for any reason, the shares associated with that award will become available for issuance under the 2023 Equity Incentive Plan.

Shareholder Proposals

Nominations of persons for election to the board of directors and the proposal of business to be considered by the shareholders at an annual meeting of shareholders may be made by any shareholder of the Company who was a shareholder of record at the time of the notice for the annual meeting, who is entitled to vote at the annual meeting, and who complies with the notice procedures set forth in our bylaws.

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For director nominations or other proposals to be properly brought before the 2025 annual meeting by a shareholder, the shareholder must give written notice to the Secretary of the Company at Peoples Financial Services Corp., 150 North Washington Avenue, Scranton, Pennsylvania 18503, on or after February 10, 2025 and no later than March 12, 2025, and any proposal other than a director nomination must be a proper matter for shareholder action, and not otherwise excludable under the rules and regulations of the SEC. In order for a shareholder proposal other than a director nomination to be included in the Company’s proxy statement for the 2025 annual meeting of shareholders, in addition to meeting all of the requirements set forth in our bylaws, and all requirements of applicable securities laws, we must receive the proposal by December 6, 2024. In the case of an annual meeting that is called for a date that is not within 30 days before or after the anniversary date of the immediately preceding annual meeting, or in the case of a special meeting, any such proposal must be received not later than the close of business on the 5th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure of the meeting date was made.

In addition to satisfying the foregoing requirements under the Company’s bylaws, to comply with the SEC’s new universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 12, 2025.

A shareholder’s notice must set forth (i) the name and address of the shareholder who intends to bring the business before the meeting (“Proposing Shareholder”); (ii) the name and address of the beneficial owner, if different than the Proposing Shareholder, or any of the shares of Peoples common stock which are owned of record and beneficially by the Proposing Shareholder and the number which are owned beneficially by any beneficial owner; (iii) any interest (other than an interest solely as a shareholder) which the Proposing Shareholder or a beneficial owner has in the business being proposed by the Proposing Shareholder; (iv) a description of all arrangements and understandings between the Proposing Shareholder and any beneficial owner and any other person or persons (naming such person or persons) pursuant to which the proposal in the shareholder notice is being made; (v) a description of the business which the Proposing Shareholder seeks to bring before the meeting, the reason for doing so and, if a specific action is to be proposed, the text of the resolution or resolutions which the Proposing Shareholder proposes that the Company adopt; and (vi) a representation that the Proposing Shareholder is at the time of giving the shareholder notice, was or will be on the record date for the meeting, and will be on the meeting date a holder of record of shares of the Company entitled to vote at such meeting, and intends to appear in person or by proxy at the meeting to bring the business specified in the shareholder notice before the meeting. The presiding officer of the meeting may, in such officer’s sole discretion, refuse to acknowledge any business proposed by a shareholder which the presiding officer determines is not made in compliance with the foregoing procedure.

These advance notice procedures are separate from the SEC’s requirements that a shareholder must meet in order to have a shareholder proposal included in Peoples’ proxy statement pursuant to SEC Rule 14a-8.

Reports and Other Documents

Annual Report

A copy of the Company’s 2023 Annual Report to Shareholders accompanies this proxy statement. On written request, we will provide, without charge, a copy of our Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the SEC (including a list briefly describing the exhibits thereto), to any record holder or beneficial owner of common stock on February 29, 2024 the record date for the annual meeting, or to any person who subsequently becomes such a record holder or beneficial owner. Additionally, our proxy statement, annual report to shareholders and proxy card are available at www.proxyvote.com. Requests should be directed to the attention of the Secretary of the Company at Peoples Financial Services Corp., 150 North Washington Avenue, Scranton, Pennsylvania 18503.

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Security Holders Sharing an Address

Only one copy of this proxy statement and the accompanying 2023 Annual Report to Shareholders is being delivered to multiple shareholders sharing an address unless we have previously received contrary instructions from one or more of such shareholders. On written or oral request to the Secretary of the Company at Peoples Financial Services Corp., 150 North Washington Avenue, Scranton, Pennsylvania 18503, we will deliver promptly a separate copy of this proxy statement and the accompanying 2023 Annual Report to Shareholders to a shareholder at a shared address to which a single copy of the documents was delivered. Shareholders sharing an address who wish, in the future, to receive separate copies or a single copy of our proxy statements and annual reports should provide written or oral notice to the Secretary of the Company at the address and telephone number set forth above.

BY ORDER OF THE BOARD OF DIRECTORS

TIMOTHY H. KIRTLEY
Secretary

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Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V38014-P06626 For Against Abstain ! ! ! For Against Abstain ! ! ! ! ! ! PEOPLES FINANCIAL SERVICES CORP. 150 N. WASHINGTON AVENUE SCRANTON, PA 18503 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/PFIS2024 You may attend the meeting via the Internet and vote during the meeting. Have the control number that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Note: Please sign exactly as your name or names appear(s) on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. PEOPLES FINANCIAL SERVICES CORP. Nominees: 1a. Richard S. Lochen, Jr. 1b. James B. Nicholas 1. Election of two directors to our Board of Directors, each to serve until the 2027 Annual Meeting of Shareholders and until his successor has been elected and qualified. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF ALL NOMINEES, AND VOTES FOR THE OTHER PROPOSALS. If any other business is presented at such meeting, including any motion to adjourn or postpone the meeting, for the purpose of soliciting additional proxies or for any other reason, or other matters incidental to the conduct of the meeting or otherwise, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the board of directors knows of no other business to be presented at the meeting. This proxy may be revoked at any time before it is voted by delivering (by Internet, telephone or mail) to the secretary of Peoples Financial Services Corp. on or before the taking of the vote at the annual meeting, a written notice of revocation bearing a later date than the proxy or a later dated proxy relating to the same shares of Peoples Financial Services Corp. common stock. In addition, a shareholder may revoke this proxy by voting his or her shares at the virtual annual meeting. Attendance at the virtual annual meeting will not in itself constitute the revocation of a proxy. Should a director nominee be unable to serve as a director, an event that Peoples Financial Services Corp. does not currently anticipate, the persons named in this proxy reserve the right, in their discretion to vote for a substitute nominee designated by the board of directors. 3. Ratification of the appointment of Baker Tilly US, LLP as the Company’s independent accounting firm for the fiscal year ending December 31, 2024. 2. Proposal to approve, on an advisory basis, the compensation of our named executive officers. ! ! ! SCAN TO VIEW MATERIALS & VOTEw

V38015-P06626 PEOPLES FINANCIAL SERVICES CORP. 150 N. Washington Avenue Scranton, PA 18503 PROXY ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 11, 2024 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoint(s) Stephen N. Lawrenson and Dominick P. Gianuzzi, or either of them acting in the absence of the other, each with full power of substitution, as proxies, for and in the name of the undersigned, to represent and vote as designated on the reverse side, all the shares of Common Stock of Peoples Financial Services Corp. held of record by the undersigned at the close of business day on February 29, 2024, the record date for the meeting, at the Annual Meeting of Shareholders to be held at www.virtualshareholdermeeting.com/PFIS2024 on May 11, 2024, at 9:00 A.M., Eastern Time, and any adjournments or postponements thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED, AND FOR THE OTHER PROPOSALS. The undersigned hereby acknowledges receipt of the Proxy Statement dated on or about April 5, 2024 and Annual Report, and hereby revokes any proxy or proxies heretofore given to vote shares at the Meeting and any adjournments or postponements thereof. Please sign, date and mail your proxy card in the envelope provided as soon as possible. (Continued and to be signed on the reverse side) Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. ANNUAL MEETING OF SHAREHOLDERS OF PEOPLES FINANCIAL SERVICES CORP. May 11, 2024